                                                                    EXHIBIT 99.1

================================================================================

                               PURCHASE AGREEMENT

                                     between

                           GLOBALSANTAFE CORPORATION,

                     GLOBALSANTAFE DRILLING VENEZUELA, C.A.,

                     GLOBALSANTAFE DRILLING OPERATIONS INC.,

                                       and

                         SAUDI DRILLING COMPANY LIMITED

                                as SELLER PARTIES

                                       and

                         PRECISION DRILLING CORPORATION,

                          P.D. TECHNICAL SERVICES INC.,

                      PRECISION DRILLING DE VENEZUELA C.A.,

                 PRECISION DRILLING SERVICES SAUDI ARABIA LTD.,

                   MUSCAT OVERSEAS OIL & GAS DRILLING CO. LLC,

                                       and

                       PRECISION DRILLING (CYPRUS) LIMITED

                                as BUYER PARTIES

                    ----------------------------------------

                            Dated as of April 1, 2004

                    ----------------------------------------

================================================================================

                                TABLE OF CONTENTS

PURCHASE AGREEMENT ..............................................................................................      1

ARTICLE I PRE-CLOSING TRANSACTIONS...............................................................................      5
         Section 1.1       Asset and Stock Transfers - Middle East...............................................      5
         Section 1.2       Asset Transfer - Venezuela............................................................      5

ARTICLE II PURCHASE AND SALE.....................................................................................      5
         Section 2.1       Purchase and Sale - Middle East.......................................................      5
         Section 2.2       Purchase and Sale - Venezuela.........................................................      5
         Section 2.3       Time and Place of Closing.............................................................      6
         Section 2.4       Deliveries by the Sellers - Middle East Closing.......................................      6
         Section 2.5       Deliveries by the Sellers - Venezuela Closing.........................................      8
         Section 2.6       Deliveries by the Buyers - Middle East Closing........................................      9
         Section 2.7       Deliveries by the Buyers - Venezuela Closing..........................................     10
         Section 2.8       Intellectual Property.................................................................     10
         Section 2.9       Allocation of Consideration...........................................................     11
         Section 2.10      Books and Records.....................................................................     11
         Section 2.11      Transition Services...................................................................     11
         Section 2.12      Intercompany Accounts and Agreements..................................................     11
         Section 2.13      Assumption of Liabilities.............................................................     12
         Section 2.14      Cash Distribution; Middle East Consideration Adjustments..............................     12
         Section 2.15      Cash Distribution; Venezuela Consideration Adjustments................................     14
         Section 2.16      Deferred Delivery.....................................................................     16

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLERS........................................................     16
         Section 3.1       Organization; Etc.....................................................................     16
         Section 3.2       Authority Relative to this Agreement..................................................     17
         Section 3.3       Capitalization........................................................................     17
         Section 3.4       Ownership of Shares...................................................................     17
         Section 3.5       Purchased Contracts...................................................................     18
         Section 3.6       Purchased Inventory...................................................................     18
         Section 3.7       Purchased Equipment...................................................................     19
         Section 3.8       Condition of Rigs.....................................................................     19
         Section 3.9       Obligations of Seller.................................................................     19
         Section 3.10      Consents and Approvals; No Violations.................................................     19
         Section 3.11      No Other Agreements to Purchase.......................................................     19
         Section 3.12      Financial Data........................................................................     20
         Section 3.13      Absence of Undisclosed Liabilities....................................................     20
         Section 3.14      Absence of Certain Changes............................................................     20
         Section 3.15      Litigation............................................................................     20
         Section 3.16      Compliance with Law...................................................................     20
         Section 3.17      Employee Benefit Plans................................................................     20
         Section 3.18      Employees; Labor and Employment Matters...............................................     21
         Section 3.19      Employees.............................................................................     21
         Section 3.20      Taxes.................................................................................     22

         Section 3.21      Title, Ownership and Related Matters..................................................     22
         Section 3.22      Real Property.........................................................................     23
         Section 3.23      Leases................................................................................     24
         Section 3.24      Certain Contracts and Arrangements....................................................     24
         Section 3.25      Environmental.........................................................................     24
         Section 3.26      Insurance.............................................................................     26
         Section 3.27      Brokers; Finders and Fees.............................................................     26
         Section 3.28      Bankruptcy............................................................................     26
         Section 3.29      Compliance with FCPA..................................................................     26
         Section 3.30      Non-Infringement of Intellectual Property Rights......................................     26
         Section 3.31      Capital Expenditures..................................................................     26
         Section 3.32      Absence of Changes....................................................................     26
         Section 3.33      No Liabilities........................................................................     27
         Section 3.34      Disclaimer of Sellers' Liability......................................................     27

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYERS..........................................................     28
         Section 4.1       Organization; Etc.....................................................................     28
         Section 4.2       Authority Relative to this Agreement..................................................     28
         Section 4.3       Ownership of United States Treasury Bills.............................................     28
         Section 4.4       Consents and Approvals; No Violations.................................................     28
         Section 4.5       Acquisition of Shares for Investment..................................................     29
         Section 4.6       Availability of Funds.................................................................     29
         Section 4.7       Litigation............................................................................     29
         Section 4.8       Investigation by the Buyer............................................................     29
         Section 4.9       Brokers; Finders and Fees.............................................................     30

ARTICLE V COVENANTS OF THE PARTIES...............................................................................     30
         Section 5.1       Conduct of Business...................................................................     30
         Section 5.2       Access to Information.................................................................     31
         Section 5.3       Consents; Cooperation.................................................................     32
         Section 5.4       Commercially Reasonable Efforts.......................................................     33
         Section 5.5       Public Announcements..................................................................     33
         Section 5.6       Tax Matters...........................................................................     34
         Section 5.7       Withholding Taxes.....................................................................     39
         Section 5.8       Buyer's Knowledge of Breach...........................................................     39
         Section 5.9       Employees; Employee Benefits..........................................................     39
         Section 5.10      Prior Knowledge.......................................................................     40
         Section 5.11      Use of Name...........................................................................     41
         Section 5.12      Performance Bonds; Import Duties and Customs Documents................................     41
         Section 5.13      Supplemental Disclosure...............................................................     42
         Section 5.14      Post-Closing Collection, Payment and Administrative Procedures........................     42
         Section 5.15      No Competition........................................................................     42
         Section 5.16      Environmental Matters.................................................................     44
         Section 5.17      Matters Relating to Cyprus Entities...................................................     44
         Section 5.18      Middle East Closing Covenants.........................................................     44
         Section 5.19      Venezuela Closing Covenants...........................................................     44
         Section 5.20      Bids and Related Matters..............................................................     44

ARTICLE VI CONDITIONS TO CONSUMMATION OF THE PURCHASE............................................................     44
         Section 6.1       Conditions to Each Party's Obligations to Consummate the Purchase.....................     44
         Section 6.2       Further Conditions to the Sellers' Obligations........................................     45
         Section 6.3       Further Conditions to the Buyers' Obligations.........................................     45
         Section 6.4       Risk of Loss..........................................................................     45
         Section 6.5       Materiality of Conditions.............................................................     46

ARTICLE VII TERMINATION AND ABANDONMENT..........................................................................     46
         Section 7.1       Termination...........................................................................     46
         Section 7.2       Termination Fee.......................................................................     46
         Section 7.3       Procedure for and Effect of Termination...............................................     47

ARTICLE VIII SURVIVAL AND INDEMNIFICATION........................................................................     47
         Section 8.1       Survival Periods......................................................................     47
         Section 8.2       GSFC's Agreement to Indemnify.........................................................     48
         Section 8.3       Precision's Agreement to Indemnify....................................................     49
         Section 8.4       Third-Party Indemnification...........................................................     50
         Section 8.5       No Setoff.............................................................................     51
         Section 8.6       Insurance.............................................................................     51
         Section 8.7       No Duplication........................................................................     51
         Section 8.8       Sole Remedy...........................................................................     51
         Section 8.9       Qualifications for Materiality........................................................     51
         Section 8.10      No Special Damages....................................................................     52
         Section 8.11      Express Negligence....................................................................     52

ARTICLE IX MISCELLANEOUS PROVISIONS..............................................................................     52
         Section 9.1       Amendment and Modification............................................................     52
         Section 9.2       Entire Agreement; Assignment..........................................................     52
         Section 9.3       Severability..........................................................................     52
         Section 9.4       Designation by Buyers of Affiliated Purchasers........................................     52
         Section 9.5       Payments to and from GSFC or Sellers..................................................     53
         Section 9.6       Notices...............................................................................     53
         Section 9.7       Governing Law.........................................................................     54
         Section 9.8       Dispute Resolution....................................................................     54
         Section 9.9       Descriptive Headings..................................................................     56
         Section 9.10      Counterparts..........................................................................     56
         Section 9.11      Fees and Expenses.....................................................................     56
         Section 9.12      Interpretation........................................................................     56
         Section 9.13      Third-Party Beneficiaries.............................................................     56
         Section 9.14      No Waivers............................................................................     57
         Section 9.15      Specific Performance..................................................................     57
         Section 9.16      Fortress Energy.......................................................................     57
         Section 9.17      Ultimate Parent Undertakings..........................................................     57
         Section 9.18      Time of Essence.......................................................................     57

                               PURCHASE AGREEMENT

                  PURCHASE AGREEMENT, dated as of April 1, 2004 (this "AGREEMENT"), by and between GlobalSantaFe Corporation, a Cayman Islands company ("GSFC"), GlobalSantaFe Drilling Venezuela, C.A., a Venezuela company ("GSFDVca"), GlobalSantaFe Drilling Operations Inc., a Cayman Islands company ("GSFDOI"), Saudi Drilling Company Limited, a Saudi Arabia limited liability company ("SDCL" and, together with GSFC, GSFDVca and GSFDOI, sometimes collectively referred to herein as the "SELLER PARTIES" and, individually, as a "SELLER PARTY"), and Precision Drilling Corporation, an Alberta corporation ("PRECISION"), P.D. Technical Services Inc., a Barbados corporation ("PDTech"), Precision Drilling de Venezuela, C.A., a Venezuela company ("PDven"), Precision Drilling Services Saudi Arabia Ltd., a Saudi Arabia limited liability company ("PDSaudi"), Precision Drilling (Cyprus) Limited, a Cyprus company ("PDCyprus") and Muscat Overseas Oil & Gas Drilling Co. LLC, an Oman corporation ("MOOG" and, together with Precision, PDTech, PDVen, PDSaudi and PDCyprus, are sometimes collectively referred to herein as the "BUYERS" and, individually as a "BUYER PARTY"). The Seller Parties and the Buyer Parties are hereinafter collectively referred to as the "parties" and each individually as a "party."

                  WHEREAS, GSFC owns indirectly, through one or more subsidiaries, all of the outstanding shares of capital stock of each of GSFDVca and GSFDOI;

                  WHEREAS, GSFC owns directly a 100% interest in SDCL and indirectly, through subsidiaries, a 49% interest in Fortress Energy Services LLC, an Omani limited liability company ("FES" and, together with the Seller Parties, sometimes collectively referred to herein as the "SELLERS" and FES and each Seller Party individually, as a "SELLER");

                  WHEREAS, GSFDOI is the sole shareholder of Desert Rig Operations, Inc., a Cayman Islands company ("DROI"), and GSFC is the sole shareholder of each of (i) Key International Drilling Company Limited, a Bermuda company ("KIDCO") and (ii) Richdear Holdings Limited, a Cyprus company ("EGYPTCO");

                  WHEREAS, each of GSFC, GSFDOI, SDCL, FES, DROI, KIDCO and EgyptCo are involved, directly or indirectly, in the land drilling business in one or more of Egypt, Kuwait, Oman and Saudi Arabia;

                  WHEREAS, in the case of Egypt, EgyptCo owns four land drilling rigs (including spare parts, the "EGYPT RIGS"), and GSFC leases and operates such rigs and owns equipment for use in connection with land drilling operations in Egypt;

                  WHEREAS, in the case of Kuwait, KIDCO owns 12 land drilling rigs (the "KUWAIT RIGS"), GSFC leases and operates such rigs and owns inventory for use in connection with land drilling operations in Kuwait and DROI owns equipment leased by GSFC for use in connection with land drilling operations in Kuwait;

                  WHEREAS, in the case of Oman, DROI owns inventory for use in connection with land drilling operations in Oman and three land drilling rigs (the "OMAN RIGS"), and FES leases and operates such rigs and owns equipment for use in connection with land drilling operations in Oman;

                  WHEREAS, in the case of Saudi Arabia, DROI owns three land drilling rigs and KIDCO owns one land drilling rig (collectively, the "SAUDI RIGS"), and SDCL leases and operates such rigs and owns inventory and equipment for use in connection with land drilling operations in Saudi Arabia;

                  WHEREAS, GSFDVca is a land contract drilling operator in Venezuela and owns eight land drilling rigs (collectively, the "VENEZUELA RIGS") located in Venezuela and inventory, equipment and real property for use in connection with land drilling operations in Venezuela;

                  WHEREAS, the Egypt Rigs, the Kuwait Rigs, the Oman Rigs, the Saudi Rigs and the Venezuela Rigs (an aggregate of 31 land drilling rigs) are collectively referred to herein as the "RIGS";

                  WHEREAS, the land contract drilling business described above in each of Egypt, Oman, Saudi Arabia, Kuwait and Venezuela, including the Rigs and the associated assets which are used in connection with the operation of such business are individually referred to herein as the "EGYPT BUSINESS," "KUWAIT BUSINESS," "OMAN BUSINESS," "SAUDI BUSINESS" and "VENEZUELA BUSINESS" and are collectively referred to herein as the "BUSINESS," and the "EGYPT BUSINESS," "KUWAIT BUSINESS," "OMAN BUSINESS" and "SAUDI BUSINESS" are collectively referred to herein as the "MIDDLE EAST BUSINESS";

                  WHEREAS, prior to the Middle East Closing (as defined herein),
(i) GSFC will have formed a British Virgin Islands company that will be a direct wholly owned subsidiary of GSFC ("NEWCO 1") and (ii) GSFDOI will have formed a British Virgin Islands company that will be a direct wholly owned subsidiary of GSFDOI ("NEWCO 2");

                  WHEREAS, prior to the Middle East Closing, (i) GSFC will transfer the stock of KIDCO to Newco 1 and (ii) GSFDOI will transfer the stock of DROI to Newco 2;

                  WHEREAS, immediately prior to the Venezuela Closing (as defined herein), GSFDVca will form a new Venezuelan company that will be a wholly owned subsidiary of GSFDVca ("NEWCO 3"), and, simultaneous with such formation, will transfer the Venezuela Rigs and the Venezuela Inventory (as defined herein) to Newco 3;

                  WHEREAS, EgyptCo, Newco 1, Newco 2, Newco 3, DROI and KIDCO are collectively referred to herein as the "COMPANIES" and, individually, each a "COMPANY";

                  WHEREAS, (i) GSFC desires to sell and Precision desires to purchase all of the then issued and outstanding stock of EgyptCo (the "EGYPTCO SHARES") and all of the then issued and outstanding stock of Newco 1 (the "NEWCO 1 SHARES"), (ii) GSFDOI desires to sell and Precision desires to purchase all of the then issued and outstanding stock of Newco 2 (the "NEWCO 2 SHARES") and
(iii) GSFDVca desires to sell and PDTech desires to purchase all of the then issued and outstanding stock of Newco 3 (the "NEWCO 3 SHARES") (the "NEWCO 3 SHARES" and, together with the EgyptCo Shares, the Newco 1 Shares and the Newco 2 Shares, collectively referred to herein as the "SHARES");

                  WHEREAS, (i) GSFC desires to assign and the Kuwait Branch of PDCyprus (the "PD KUWAIT BRANCH") desires to acquire and assume the drilling and other contracts listed on

Schedule A-1 hereto (subject to such extensions, renewals, additions and eliminations as are not prohibited by this Agreement that occur between the date of this Agreement and the Middle East Closing and including certain related Middle East Prepaid Items (as defined herein), the "KUWAIT CONTRACTS") and GSFC desires to assign and the Egypt Branch of PDCyprus, or a new entity to be organized under Egyptian law as a subsidiary of PDCyprus, (the "PDEGYPT ENTITY") desires to purchase those drilling and other contracts listed on Schedule A-2 hereto (subject to such extensions, renewals, additions and eliminations as are not prohibited by this Agreement that occur between the date of this Agreement and the Middle East Closing and including certain related Middle East Prepaid Items, the "EGYPT CONTRACTS"), (ii) GSFC desires to cause FES to assign and MOOG desires to acquire and assume the drilling and other contracts listed on Schedule A-3 hereto (subject to such extensions, renewals, additions and eliminations as are not prohibited by this Agreement that occur between the date of this Agreement and the Middle East Closing and including certain related Middle East Prepaid Items, the "OMANI CONTRACTS"), (iii) GSFDVca desires to assign and PDVen desires to acquire and assume the drilling and other contracts listed on Schedule A-4 hereto (subject to such extensions, renewals, additions and eliminations as are not prohibited by this Agreement that occur between the date of this Agreement and the Venezuela Closing and including certain related Venezuela Prepaid Items, the "VENEZUELA CONTRACTS") and (iv) SDCL desires to assign and PDSaudi desires to acquire and assume the drilling and other contracts listed on Schedule A-5 hereto (subject to such extensions, renewals, additions and eliminations as are not prohibited by this Agreement that occur between the date of this Agreement and the Middle East Closing and including certain related Middle East Prepaid Items (as defined herein), the "SAUDI CONTRACTS" and, together with the Kuwait Contracts, the Egypt Contracts, the Omani Contracts and the Venezuela Contracts, collectively referred to herein as the "PURCHASED CONTRACTS");

                  WHEREAS, (i) GSFC desires to sell and PD Kuwait Branch desires to buy all of the inventory listed on Schedule B-1 hereto relating to certain of the Rigs (as such inventory may be reduced through the consumption thereof, or increased through replacement thereof or addition thereto, in the ordinary course of the maintenance and operation of the Business through the Middle East Closing Date, the "KUWAIT INVENTORY") and (ii) SDCL desires to sell and PDSaudi desires to buy all of the inventory listed on Schedule B-2 hereto relating to certain of the Rigs (as such inventory may be reduced through the consumption thereof, or increased through replacement thereof or addition thereto, in the ordinary course of the maintenance and operation of the Business through the Middle East Closing Date, the "SAUDI INVENTORY" and, together with the Kuwait Inventory, collectively referred to herein as the "PURCHASED INVENTORY");

                  WHEREAS, (i) GSFC desires to sell and PDEgypt Entity desires to purchase the transport and other equipment described on Schedule C-1 hereto (as such equipment may be reduced by the disposal thereof, or increased through replacement thereof or addition thereto, in the ordinary course of the maintenance and operation of the Business through the Middle East Closing Date, the "EGYPT EQUIPMENT"), (ii) GSFC desires to cause FES to sell and MOOG desires to purchase the transport and other equipment described on Schedule C-2 hereto (as such equipment may be reduced by the disposal thereof, or increased through replacement thereof or addition thereto, in the ordinary course of the maintenance and operation of the Business through the Middle East Closing Date, the "OMANI EQUIPMENT"), (iii) GSFDVca desires to sell and PDVen desires to purchase the transport and other equipment described in Schedule C-3 hereto

(as such equipment may be reduced by the disposal thereof, or increased through replacement thereof or addition thereto, in the ordinary course of the maintenance and operation of the Business through the Venezuela Closing Date, the "VENEZUELA EQUIPMENT") and (iv) SDCL desires sell and PDSaudi desires to purchase the transport and other equipment described on Schedule C-4 hereto (as such equipment may be reduced by the disposal thereof, or increased through replacement thereof or addition thereto, in the ordinary course of the maintenance and operation of the Business through the Middle East Closing Date, the "SAUDI EQUIPMENT" and, together with the Egypt Equipment, the Omani Equipment and the Venezuela Equipment, collectively referred to herein as the "PURCHASED EQUIPMENT");

                  WHEREAS, GSFDVca desires to sell and PDVen desires to buy the real property described in Schedule D hereto (the "PURCHASED VENEZUELA REAL PROPERTY" and together with the Shares, the Purchased Contracts, the Purchased Inventory and the Purchased Equipment being collectively referred to herein as the "PURCHASED ASSETS"); and

                  WHEREAS, the EgyptCo Shares, the Newco 1 Shares, the Newco 2 Shares, the Egypt Contracts, the Kuwait Contracts, the Omani Contracts, the Saudi Contracts, the Kuwait Inventory, the Saudi Inventory, the Egypt Equipment, the Omani Equipment and the Saudi Equipment to be sold, conveyed, assigned, transferred and delivered by the Sellers to the Buyers are collectively referred to herein as the "MIDDLE EAST ASSETS";

                  WHEREAS, the Newco 3 Shares, the Venezuela Contracts, the Venezuela Equipment and the Purchased Venezuela Real Property to be sold, conveyed, assigned, transferred and delivered by the Sellers to the Buyers are collectively referred to herein as the "VENEZUELA ASSETS";

                  WHEREAS, it is anticipated that the Middle East Closing and the Venezuela Closing may be completed at separate times;

                  WHEREAS, it is anticipated that the Buyers may, but shall not be obligated to, offer employment to the employees of GSFC or any subsidiary of GSFC (other than the Companies) who is directly and exclusively involved in the Business or who is located in an office of GSFC or one of its affiliates in either Egypt, Kuwait, Oman or Saudi Arabia (the "MIDDLE EAST OPERATING EMPLOYEES") or Venezuela (the "VENEZUELA OPERATING EMPLOYEES" and, together with the Middle East Operating Employees, the "OPERATING EMPLOYEES") and provide support or oversight services to land drilling operations;

                  WHEREAS, the Sellers and the Buyers propose to enter into the Transition Agreement (as defined herein) in connection with the transfer of the Purchased Assets and the continued operation of the Business;

                  WHEREAS, as provided in Section 9.16 of this Agreement, GSFC shall be obligated to cause FES to take the actions this Agreement provides for FES to take, and any representation or warranty of FES shall be deemed to be made by GSFC and any agreement of FES provided for in this Agreement shall be deemed to be an agreement on the part of GSFC to cause FES to take the applicable action provided for by such agreement; and

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the parties agree as follows:

                                    ARTICLE I

                            PRE-CLOSING TRANSACTIONS

                  Section 1.1 Asset and Stock Transfers - Middle East. Prior to the Middle East Closing:

                  (a) GSFC will form Newco 1 and transfer all the issued and outstanding stock of KIDCO to Newco 1;

                  (b) GSFDOI will form Newco 2 and transfer all of the issued and outstanding stock of DROI to Newco 2; and

                  (c) KIDCO will transfer its marine jackup rig, the Key Hawaii, and all related assets listed on Schedule 1.1(c) hereto, to GSFC or an affiliate of GSFC designated by GSFC.

                  Section 1.2 Asset Transfer - Venezuela. Prior to the Venezuela
Closing:

                  (a)      GSFDVca will cause the lien on Rig 187 to be removed;
and

                  (b) GSFDVca will form Newco 3 and transfer all of the Venezuela Rigs and the Venezuela Inventory to Newco 3.

                                   ARTICLE II

                                PURCHASE AND SALE

                  Section 2.1 Purchase and Sale - Middle East. On the terms and subject to the conditions of this Agreement, at the Middle East Closing:

                  (a) The Sellers will sell, convey, assign, transfer and deliver to the appropriate Buyers, and the Buyers will purchase, acquire, accept and assume from the appropriate Sellers, as described in the Recitals hereto, the Middle East Assets; and

                  (b) Precision will, on its own behalf and as agent for the other Buyers, pay to GSFC, for the account of GSFC and for the account and as agent of each of the other Sellers, in consideration for all of the Middle East Assets, an aggregate amount of U.S.$271,500,000 in cash, subject to adjustment as provided in Section 2.14 (the "MIDDLE EAST CONSIDERATION").

                  The transactions contemplated by this Section 2.1 are sometimes referred to herein as the "MIDDLE EAST PURCHASE."

                  Section 2.2 Purchase and Sale - Venezuela. On the terms and subject to the conditions of this Agreement, at the Venezuela Closing:

                  (a) The Sellers will sell, convey, assign, transfer and deliver to the appropriate Buyers, and the Buyers will purchase, acquire, accept and assume from the appropriate Sellers, as described in the Recitals hereto, the Venezuela Assets; and

                  (b) Precision will, on its own behalf and as agent for the other Buyers, pay to GSFC, for the account of GSFC and for the account and as agent of each of the other Sellers, in consideration for the Venezuela Assets, United States Treasury Bills maturing within ninety (90) days of the Venezuela Closing Date having a fair market value of U.S.$45,000,000, subject to adjustment as provided in Section 2.15 (the "VENEZUELA CONSIDERATION"). The fair market value of the Treasury Bills included in the Venezuela Consideration shall be agreed by Buyer and GSFC or, failing agreement, as determined by a primary dealer of U.S. government securities selected by the Sellers.

                  The transactions contemplated by this Section 2.2 are sometimes referred to herein as the "VENEZUELA PURCHASE." The Middle East Purchase and the Venezuela Purchase are collectively referred to herein as the "PURCHASE."

                  Section 2.3 Time and Place of Closing. The closing of the Middle East Purchase (the "MIDDLE EAST CLOSING") and the Venezuela Purchase (the "VENEZUELA CLOSING") will each take place at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002-4995, at 9:00 a.m. (central standard time) or at such other place and time as the parties may agree. The Middle East Closing will take place on May 21, 2004, or such other date as the parties agree. The Venezuela Closing will take place on the fifth business day following the date on which all of the conditions to each party's obligations under this Agreement in respect of the Venezuela Closing (other than those that by their nature are intended to be satisfied at the Venezuela Closing) have been satisfied or waived, or at such other date as the parties may agree. The dates on which the Middle East Closing and Venezuela Closing (each individually a "CLOSING") occurs and the Middle East Purchase and Venezuela Purchase become effective are referred to, respectively, as the "MIDDLE EAST CLOSING DATE" and the "VENEZUELA CLOSING DATE," and each individually as a "CLOSING DATE." Where this Agreement refers to the "applicable Closing" that shall mean either the Middle East Closing or the Venezuela Closing, as the context requires, and where this Agreement refers to the "applicable Closing Date" that shall mean either the Middle East Closing Date or Venezuela Closing Date, as the context requires. Where this Agreement refers to "first Closing Date" that shall mean the date of the first Closing to occur.

                  Section 2.4 Deliveries by the Sellers - Middle East Closing. Subject to the terms and conditions of this Agreement, at the Middle East Closing, the Sellers will deliver (or cause to be delivered) the following to Precision, on its own behalf and as agent for the other Buyers:

                  (a) Certificates representing the EgyptCo Shares, Newco 1 Shares and the Newco 2 Shares, accompanied by stock powers duly endorsed in blank or accompanied by duly executed instruments of transfer;

                  (b) The resignations (or evidence of the removal of) all members of the Boards of Directors and all officers of each of EgyptCo, Newco 1, Newco 2, DROI and KIDCO;

                  (c) One or more assignment and assumption agreements in substantially the form attached hereto as Exhibit A, with such changes, among others, as may be recommended by counsel in each jurisdiction and agreed to by the parties (the "ASSIGNMENT AND ASSUMPTION AGREEMENTS") assigning the Egypt Contracts, the Kuwait Contracts, the Omani Contracts and the Saudi Contracts to the appropriate Buyers;

                  (d) One or more bills of sale in substantially the form attached hereto as Exhibit B, with such changes, among others, as may be recommended by counsel in each jurisdiction and agreed to by the parties (the "INVENTORY BILLS OF SALE") conveying title to the Kuwait Inventory and the Saudi Inventory to the appropriate Buyers;

                  (e) One or more bills of sale in substantially the form attached hereto as Exhibit C, with such changes, among others, as may be recommended by counsel in each jurisdiction and agreed to by the parties (the "EQUIPMENT BILLS OF SALE") conveying title to the Egypt Equipment, the Omani Equipment and the Saudi Equipment to the appropriate Buyers;

                  (f) Certified copies of resolutions of the board of directors of each of EgyptCo, Newco 1 and Newco 2 consenting to the transfer of the EgyptCo Shares, Newco 1 Shares and the Newco 2 Shares to the applicable Buyer as contemplated by this Agreement and resolutions of the shareholders thereof, if and as required, approving the sale of the EgyptCo Shares, Newco 1 Shares and Newco 2 Shares;

                  (g) Mutual releases by the applicable Sellers as shareholders of EgyptCo, Newco 1, Newco 2, DROI and KIDCO and by EgyptCo, Newco 1, Newco 2, DROI and KIDCO as to such shareholders and their affiliates with respect to liabilities arising prior to the Middle East Closing;

                  (h) With respect to each of EgyptCo, Newco 1, Newco 2, DROI and KIDCO and each Seller (excluding GSFDVca):

                           (i) A certificate of status or its equivalent under the laws of the jurisdiction of its incorporation, subject to determination of what is reasonably available in each jurisdiction;

                           (ii)     A certificate of incumbency; and

                           (iii)    One copy, certified by a corporate
         secretary, director or one of its senior officers, of its charter documents, and in the case of each Seller, of the resolutions of the board of directors and (if required by Applicable Law) shareholders of that Seller authorizing the execution, delivery and performance of this Agreement (except for FES, with respect to the execution and delivery of this Agreement only) and of all contracts, agreements, instruments, certificates and other documents required by this Agreement to be delivered by each Seller;

                  (i) A certificate of each of the Seller Parties (excluding GSFDVca) in respect of its representations and warranties set out in
Article III of this Agreement and their covenants and other obligations set out in this Agreement;

                  (j) If not previously entered into, the Transition Agreement in substantially the form attached hereto as Exhibit F (the "TRANSITION AGREEMENT"); and

                  (k) All other documents, instruments and writings required to be delivered by the Sellers (except GSFDVca) at or (to the extent not previously delivered) prior to the Middle East Closing Date under this Agreement or as may reasonably be required by Precision to carry out any transactions contemplated by this Agreement.

                  Section 2.5 Deliveries by the Sellers - Venezuela Closing. Subject to the terms and conditions of this Agreement, at the Venezuela Closing, the Sellers will deliver (or cause to be delivered) the following to Precision, on its own behalf and as agent for the other Buyers:

                  (a) Certificates representing the Newco 3 Shares, accompanied by a stock power duly endorsed in blank or accompanied by a duly executed instrument of transfer;

                  (b) The resignations (or evidence of the removal of) of all members of the Board of Directors and all officers of Newco 3;

                  (c) One or more Assignment and Assumption Agreements assigning the Venezuela Contracts to PDVen;

                  (d) One or more Equipment Bills of Sale conveying title to the Venezuela Equipment to PDVen;

                  (e) The agreement regarding purchase and sale of the shares of Newco 3 in substantially the form attached hereto as Exhibit D (the "VENEZUELA SHARE TRANSFER AGREEMENT");

                  (f) The mortgage and deed of trust or other appropriate instrument under applicable law, relating to the sale of the Purchased Venezuela Real Property to PDVen in substantially the form attached hereto as Exhibit E (the "PURCHASED VENEZUELA REAL PROPERTY TRANSFER DOCUMENTS");

                  (g) Certified copies of resolutions of the board of directors of Newco 3 consenting to the transfer of the Newco 3 Shares to PDTech as contemplated by this Agreement and resolutions of the shareholders thereof, if and as required, approving the sale of the Newco 3 Shares;

                  (h) Mutual releases by GSFDVca as shareholder of Newco 3 and by Newco 3 as to such shareholder and its affiliates with respect to liabilities arising prior to the Venezuela Closing;

                  (i)      With respect to each of Newco 3 and GSFDVca:

                           (i) A certificate of status or its equivalent under the laws of the jurisdiction of its incorporation, subject to determination of what is reasonably available in each jurisdiction;

                           (ii)     A certificate of incumbency; and

                           (iii)    One copy, certified by a corporate
         secretary, director or one of its senior officers, of its charter documents, and in the case of GSFDVca, of the resolutions of the board of directors and (if required by Applicable Law) shareholders of GSFDVca authorizing the execution, delivery and performance of this Agreement and of all contracts, agreements, instruments, certificates and other documents required by this Agreement to be delivered by GSFDVca;

                  (j) A certificate of GSFDVca in respect of its representations and warranties set out in Article III of this Agreement and its covenants and other obligations set out in this Agreement;

                  (k) If not previously entered into, the Transition Agreement; and

                  (l) All other documents, instruments and writings required to be delivered by GSFDVca at or (to the extent not previously delivered) prior to the Venezuela Closing Date under this Agreement or as may be reasonably required by Precision to carry out any transactions contemplated by this Agreement.

                  Section 2.6 Deliveries by the Buyers - Middle East Closing. Subject to the terms and conditions of this Agreement, at the Middle East Closing, the Buyers will deliver (or cause to be delivered) the following to the
Sellers:

                  (a) The Middle East Consideration, by wire transfer of immediately available funds to an account or accounts designated by GSFC;

                  (b) The Assignment and Assumption Agreements assuming the Egypt Contracts, the Kuwait Contracts and the Saudi Contracts, the Equipment Bills of Sale accepting the Egypt Equipment, the Omani Equipment and the Saudi Equipment and the Inventory Bills of Sale accepting the Kuwait Inventory and the Saudi Inventory by the appropriate Buyer;

                  (c) A certificate of status or its equivalent from each of the Buyers under the laws of their incorporation;

                  (d)      A certificate of incumbency from each of the Buyers;

                  (e) With respect to each Buyer, one copy, certified by such Buyer's corporate secretary, a director of such Buyer or one of its senior officers, of the particular Buyer's charter documents, and the resolutions of the board of directors of that Buyer authorizing the execution, delivery and performance of this Agreement and of all contracts, agreements, instruments, certificates and other documents required by this Agreement to be delivered by that Buyer;

                  (f) A certificate of each of the Buyers in respect of its representations and warranties set out in Article IV of this Agreement and its covenants and other obligations set out in this Agreement;

                  (g) If not previously entered into, the Transition Agreement; and

                  (h) All other documents, instruments and writings required to be delivered by the Buyer at or (to the extent not previously delivered) prior to the Middle East Closing Date under this Agreement or as may be reasonably required by GSFC to carry out the transactions contemplated by this Agreement.

                  Section 2.7 Deliveries by the Buyers - Venezuela Closing. Subject to the terms and conditions of this Agreement, at the Venezuela Closing, the Buyers will deliver (or cause to be delivered) the following to the Sellers:

                  (a) The Venezuela Consideration, by transfer to an account designated by GSFC;

                  (b) The Assignment and Assumption Agreements assuming the Venezuela Contracts and the Equipment Bills of Sale accepting the Venezuela Equipment by the appropriate Buyer;

                  (c)      The Venezuela Share Transfer Agreement by PDTech;

                  (d) The Purchased Venezuela Real Property Transfer Documents by PDVen;

                  (e) A certificate of status or its equivalent from each of the Buyers under the laws of their incorporation;

                  (f)      A certificate of incumbency from each of the Buyers;

                  (g) With respect to each Buyer, one copy, certified by such Buyer's corporate secretary, a director of such Buyer or one of its senior officers, of the particular Buyer's charter documents, and the resolutions of the board of directors of that Buyer authorizing the execution, delivery and performance of this Agreement and of all contracts, agreements, instruments, certificates and other documents required by this Agreement to be delivered by that Buyer;

                  (h) A certificate of each of the Buyers in respect of its representations and warranties set out in Article IV of this Agreement and its covenants and other obligations set out in this Agreement; and

                  (i) If not previously entered into, the Transition Agreement; and

                  (j) All other documents, instruments and writings required to be delivered by the Buyers at or (to the extent not previously delivered) prior to the Venezuela Closing Date under this Agreement or as may be reasonably required by GSFC to carry out the transactions contemplated by this Agreement.

                  Section 2.8 Intellectual Property. It is expressly agreed that the Buyers are not purchasing, acquiring or otherwise obtaining any right, title or interest in any names, patents, copyrights, trade names, trademarks, identifying logos or service marks of the Sellers or any of the Sellers' affiliates, except to the extent included or embedded in the Rigs, the Purchased Inventory or the Purchased Equipment (including, without limitation, operation and safety manuals). The Sellers are transferring, to the extent transferrable, all of their right, title or interest in know-how, industrial designs, including rig drawings and rig equipment manuals, and all industrial or intellectual property owned or used by the Sellers or the Sellers' affiliates in carrying on the Business, and all applications therefor, and all goodwill connected therewith, including all licenses and all like rights used by or granted to the Sellers or the Sellers' affiliates in connection with the Business and all rights to register or otherwise apply for the protection of any of the foregoing.

                  Section 2.9 Allocation of Consideration. The Middle East Consideration shall be allocated among the Middle East Assets and the Venezuela Consideration shall be allocated among the Venezuela Assets in the manner, as mutually agreed by Precision and GSFC, set forth in the schedule contained in
Section 2.9 of the Sellers Disclosure Letter (the "ALLOCATION SCHEDULE"). At or prior to Closing, Precision and GSFC shall agree to a revised Allocation Schedule which takes into account (1) the adjustments described in Sections 2.14 and 2.15 and (2) the values of the Contracts to be determined based on a valuation study which shall be performed after the date of this Agreement. None of the parties, directly or indirectly, through a subsidiary or affiliate or otherwise, will take a position on any Tax Return (as defined herein) or in any administrative or judicial proceeding that is in any way inconsistent with the allocation set forth in the Allocation Schedule, as so revised.

                  Section 2.10 Books and Records. GSFC agrees to cause the Sellers to deliver to Precision at or as soon as practicable after each of the Middle East Closing and the Venezuela Closing, as requested by Precision, all books and records of the applicable Companies (including correspondence, customs documents, memoranda, books of account, personnel, payroll records, original share registers, share transfer ledgers, minute books and corporate seals (if any), and the like). GSFC agrees to cause the Sellers to deliver all applicable original Purchased Contracts to Precision at the applicable Closing to the extent reasonably practicable and in any event as soon as reasonably practicable after such Closing. GSFC agrees to cause the Sellers to deliver to Precision at or as soon as practicable after each Closing, as requested by Precision, all books and records relating directly to the applicable Purchased Contracts, the applicable Purchased Inventory, the applicable Purchased Equipment and, in the case of the Venezuela Closing, the Purchased Venezuela Real Property. The Sellers may keep copies of any books and records delivered to Precision on the basis that such shall be held in confidence.

                  Section 2.11 Transition Services. Except as otherwise agreed to in writing by the Seller Parties and the Buyer or as set forth in the Transition Agreement, at the applicable Closing, all data processing, accounting, insurance, banking, personnel, legal, communications and other products and services provided to the Companies by the Sellers or any of their affiliates, including any agreements or understandings (written or oral) with respect thereto, will terminate.

                  Section 2.12 Intercompany Accounts and Agreements. On or prior to the applicable Closing Date (or with respect to intercompany leases, at the end of the relevant period under the Transition Agreement, if applicable), all intercompany accounts and all intercompany leases and other agreements between any of the applicable Companies, on the one hand, and GSFC or its affiliates (other than the Companies), on the other hand, shall be canceled, paid or otherwise settled. Subject to Section 2.14 and 2.15 of this Agreement, no adjustment shall be made to the Middle East Consideration or the Venezuela Consideration as a result of any such cancellation.

                  Section 2.13 Assumption of Liabilities. In connection with the transfer of the Purchased Assets from the Sellers to the Buyers, the Buyers shall assume and agree to pay, discharge or perform, as appropriate, the liabilities and obligations of the applicable Sellers that accrue or arise on or after the applicable Closing Date, under the applicable Purchased Contracts (the "ASSUMED LIABILITIES"). Except for the Assumed Liabilities, the Buyers will not assume or be obligated for any obligations of the Sellers.

                  Section 2.14 Cash Distribution; Middle East Consideration Adjustments.

                  (a) The parties agree that the Sellers shall have the right, at or prior to the Middle East Closing, to cause one or more of EgyptCo, Newco 1, Newco 2, KIDCO and DROI to distribute cash, receivables and other working capital items (except inventory) to the Sellers or their affiliates, by one or more dividends, repurchases of existing stock and/or other distributions.

                  (b)      Within 90 calendar days following the Middle East
Closing:

                           (i) Precision shall prepare, or cause to be prepared, and deliver to GSFC a combined consolidated schedule of Middle East Adjustment Items (as defined below) as of the Middle East Closing Date (the "MIDDLE EAST CLOSING DATE ADJUSTMENT SCHEDULE") and a statement (the "MIDDLE EAST CLOSING STATEMENT") reflecting the calculation of any adjustment to the Middle East Consideration under
         Section 2.14(c), accompanied by a certificate of an officer of Precision to the effect that such statement has, to his or her knowledge, been prepared in accordance with the terms of this Agreement. In connection with preparation of the Middle East Closing Statement, on or no later than five (5) business days after the Middle East Closing Date, representatives of GSFC and Precision shall conduct a joint physical inventory for purposes of determining the amount of Total Middle East Business Inventory as of the Middle East Closing Date. The applicable Buyers shall permit Sellers full access to its property as necessary to conduct such inventory and the applicable Sellers shall permit Buyers full access to its property as necessary to conduct such inventory.

                           (ii)     The Middle East Adjustment Items shall be:
         (A) the aggregate of unbilled amounts for work performed prior to Middle East Closing by the Sellers under the Egypt Contracts, the Kuwait Contracts, Omani Contracts and Saudi Contracts as of the Middle East Closing (collectively, the "MIDDLE EAST UNBILLED RECEIVABLES"),
         (B) the net increase or decrease in the value (such value being as determined in the manner provided for in this Section 2.14) of the Total Middle East Business Inventory and Spare Parts (as defined below) as of the Middle East Closing, as compared with the value of the Total Middle East Business Inventory and Spare Parts as of December 31, 2003 as set forth in Section 2.14 of the Sellers Disclosure Letter, (C) the amount of expenditures as permitted by Section 5.1(b)(ix) of this Agreement with respect to the Middle East Business ("QUALIFIED MIDDLE EAST CAPITAL UPGRADES") and (D) the net increase or decrease in the amounts of prepaid items and deposits of the nature described in
         Section 2.14 of the Sellers Disclosure Letter ("MIDDLE EAST PREPAID ITEMS") at the Middle East

         Closing as compared to Section 2.14 of the Sellers Disclosure Letter. As used in this Agreement, "ADJUSTMENT" means (X) the sum of the amount of Middle East Unbilled Receivables, the net increase in the value of the Total Middle East Business Inventory and Spare Parts (if any), the amount of Qualified Middle East Capital Upgrades, and the net increase in the amounts of Middle East Prepaid Items (if any) less (Y) the sum of the net decrease in the value of the Total Middle East Business Inventory and Spare Parts (if any) and the net decrease in the amounts of Middle East Prepaid Items (if any). "TOTAL MIDDLE EAST BUSINESS INVENTORY AND SPARE PARTS" means, (i) as of December 31, 2003, the inventory set forth in Section 2.14 of the Sellers Disclosure Letter and (ii) as of the date of Middle East Closing, the Egypt Spare Parts (as defined herein) and the DROI Omani Inventory (as defined herein) and the Kuwait Inventory and the Saudi Inventory as of the Middle East Closing. The value of the Total Middle East Business Inventory and Spare Parts at Closing shall be based on the purchase price paid in the case of items of Total Middle East Business Inventory and Spare Parts which were purchased after the date of this Agreement and on the amount set forth in Section 2.14 of the Sellers Disclosure Letter with respect to items of Total Middle East Business Inventory and Spare Parts owned as of the date of this Agreement.

                           (iii) GSFC shall have a period of 30 calendar days after delivery of the Middle East Closing Date Adjustment Schedule and the Middle East Closing Statement to review (and cause Buyer's auditors to review) such documents and make any objections it may have in writing to Precision. If written objections are delivered to Precision by GSFC within such 30-day period, then Precision and GSFC shall attempt to resolve the matter or matters in dispute. If no written objections are made by GSFC within such 30-day period, then the Middle East Closing Date Adjustment Schedule and the Middle East Closing Statement shall be final and binding on the parties. If disputes with respect to the Middle East Closing Date Adjustment Schedule or the Middle East Closing Statement cannot be resolved by Precision and GSFC within 30 calendar days after timely delivery of any objections thereto, then, at the request of Precision or GSFC, the specific matters in dispute shall be submitted to Deloitte & Touche or such other independent accounting firm as may be approved by GSFC and the Buyer (the "AUDITORS"), which firm shall render its opinion as to such specific matters. If no such referral is made within 45 days after the delivery of the objections, then the Middle East Closing Date Adjustment Schedule and the Middle East Closing Statement shall be final and binding on the parties. Based on such opinion, such independent accounting firm will then send to GSFC and Precision its determination of the specified matters in dispute, which determination shall be final and binding on the parties hereto. The fees and expenses of the Auditors shall be borne one-half by the Sellers and one-half by the Buyers. Precision and GSFC shall be permitted to prepare oral and other direct submissions to the Auditors in connection with the delivery of the opinion of the Auditors.

                  (c) If the Adjustment reflected on the Middle East Closing Date Adjustment Schedule as finally determined under Section 2.14(b) is less than zero, then within five days following the final determination thereof, GSFC will pay, for the account of GSFC and for the account and as agent for each of the other Sellers, to Precision (for its account and for the account of each of the other Buyers) by wire transfer in immediately available funds to the account or accounts designated by Precision the amount of such deficiency, plus interest thereon at 6% per annum from (and including) the Middle East Closing Date to (but excluding) the date of such payment. If the Adjustment reflected on the Middle East Closing Date Adjustment Schedule is greater than zero, then within five days following the final determination thereof, Precision will pay, for the account of Precision and as agent for the account of each of the other Buyers, to GSFC, for the account of GSFC and for the account and as agent of each of the other Sellers, by wire transfer in immediately available funds to the account or accounts designated by GSFC the amount of such excess, plus interest thereon at the interest rate set forth above from (and including) the Middle East Closing Date to (but excluding) the date of such payment.

                  Section 2.15 Cash Distribution; Venezuela Consideration Adjustments

                  (a) The parties agree that GSFDVca shall have the right, at or prior to the Venezuela Closing, to cause Newco 3 to distribute cash, receivables and other working capital items (except inventory) to GSFDVca or their affiliates, by one or more dividends, repurchases of existing stock and/or other distributions.

                  (b) Within ninety (90) calendar days following the Venezuela Closing:

                           (i) Precision shall prepare, or cause to be prepared, and deliver to GSFC a combined consolidated schedule of Venezuela Adjustment Items (as defined below) as of the Venezuela Closing Date (the "VENEZUELA CLOSING DATE ADJUSTMENT SCHEDULE") and a statement (the "VENEZUELA CLOSING STATEMENT") reflecting the calculation of any adjustment to the Venezuela Consideration under
         Section 2.15(c) accompanied by a certificate of an officer of Precision to the effect that such statement has, to his or her knowledge, been prepared in accordance with the terms of this Agreement. In connection with preparation of the Venezuela Statement, on or no later than five
         (5) business days after the Venezuela Closing Date, representatives of GSFC and Precision shall conduct a joint physical inventory for purposes of determining the amount of Total Venezuela Business Inventory as of the Venezuela Closing Date. The applicable Buyers shall permit Sellers full access to its property as necessary to conduct such inventory and the applicable Sellers shall permit Buyers full access to its property as necessary to conduct such inventory.

                           (ii) The Venezuela Adjustment Items shall be: (A) the aggregate of unbilled amounts for work performed prior to Venezuela Closing by the Sellers under the Venezuela Contracts as of the Venezuela Closing (collectively, the "VENEZUELA UNBILLED RECEIVABLES"),
         (B) the net increase or decrease in the value (such value being as determined in the manner provided for in this Section 2.15) of the Total Venezuela Business Inventory and Spare Parts (as defined below) as of the Venezuela Closing, as compared with the value of the Total Venezuela Business Inventory and Spare Parts as of December 31, 2003 as set forth in Section 2.15 of the Sellers Disclosure Letter, (C) the amount of expenditures as permitted by Section 5.1(b)(ix) of this Agreement with respect to Venezuela Business ("QUALIFIED VENEZUELA CAPITAL UPGRADES") and (D) the net increase or decrease in the amounts of prepaid items and deposits of the nature described Section 2.15 of the Sellers Disclosure Letter ("VENEZUELA PREPAID ITEMS") at Venezuela Closing as compared to Section 2.15 of the Sellers Disclosure Letter. As used in this

         Agreement, "VENEZUELA ADJUSTMENT" means (X) the sum of the amount of Venezuela Unbilled Receivables, the net increase in the value of the Total Venezuela Business Inventory and Spare Parts (if any), the amount of Qualified Venezuela Capital Upgrades, the net increase in the amounts of Venezuela Prepaid Items (if any) less (Y) the sum of the net decrease in the value of the Total Venezuela Business Inventory and Spare Parts (if any) and the net decrease in the amounts of Venezuela Prepaid Items (if any). "TOTAL VENEZUELA BUSINESS INVENTORY AND SPARE PARTS" means, (i) as of December 31, 2003, the inventory set forth in
         Section 2.15 of the Sellers Disclosure Letter and (ii) as of the date of the Venezuela Closing, the Venezuela Inventory as of the Venezuela Closing Date. The value of the Total Venezuela Business Inventory and Spare Parts at Venezuela Closing shall be based on the purchase price paid in the case of items of Total Venezuela Business Inventory and Spare Parts which were purchased after the date of this Agreement and on the amount set forth in Section 2.15 of the Sellers Disclosure Letter with respect to items of Total Venezuela Business Inventory and Spare Parts owned as of the date of this Agreement.

                           (iii) GSFC shall have a period of thirty (30) calendar days after delivery of the Venezuela Closing Date Adjustment Schedule and the Venezuela Closing Statement to review (and cause Buyer's auditors to review) such documents and make any objections it may have in writing to Precision. If written objections are delivered to Precision by GSFC within such 30-day period, then Precision and GSFC shall attempt to resolve the matter or matters in dispute. If no written objections are made by GSFC within such 30-day period, then the Venezuela Closing Date Adjustment Schedule and the Venezuela Closing Statement shall be final and binding on the parties. If disputes with respect to the Venezuela Closing Date Adjustment Schedule or the Venezuela Closing Statement cannot be resolved by Precision and GSFC within 30 calendar days after timely delivery of any objections thereto, then, at the request of Precision or GSFC, the specific matters in dispute shall be submitted to the Auditors, which firm shall render its opinion as to such specific matters. If no such referral is made within forty-five (45) days after the delivery of the objections, then the Venezuela Closing Date Adjustment Schedule and the Venezuela Closing Statement shall be final and binding on the parties. Based on such opinion, such independent accounting firm will then send to GSFC and Precision its determination of the specified matters in dispute, which determination shall be final and binding on the parties hereto. The fees and expenses of the Auditors shall be borne one-half by the Sellers and one-half by the Buyers. Precision and GSFC shall be permitted to prepare oral and other direct submissions to the Auditors in connection with the delivery of the opinion of the Auditors.

                  (c) If the Venezuela Adjustment reflected on the Venezuela Closing Date Adjustment Schedule as finally determined under Section 2.15(b) is less than zero, then within five days following the final determination thereof, GSFC will pay, for the account of GSFC and for the account and as agent for each of the other Sellers, to Precision (for its account and for the account and as agent of each of the other Buyers) by wire transfer in immediately available funds to the account or accounts designated by Precision the amount of such deficiency, plus interest thereon at 6% per annum from (and including) the Venezuela Closing Date to (but excluding) the date of such payment. If the Venezuela Adjustment reflected on the Venezuela Closing Date Adjustment Schedule is greater than zero, then within five (5) days following the final determination thereof, Precision will pay, for the account of Precision and as agent for the account of each of the other Buyers, to GSFC, for the account of GSFC and for the account and as agent of each of the other Sellers, by wire transfer in immediately available funds to the account or accounts designated by GSFC the amount of such excess, plus interest thereon at the interest rate set forth above from (and including) the Venezuela Closing Date to (but excluding) the date of such payment.

                  Section 2.16 Deferred Delivery. The parties by mutual consent, may elect to consummate a Closing in full except to defer conveyance by the applicable Seller to the applicable Buyer, to a later date, consistent with the terms of the Transition Agreement, any Purchased Contract, Purchased Inventory or Purchased Equipment (in each case, a "DEFERRED DELIVERY"). If such a Deferred Delivery is agreed to in the case of any one or more of such assets, it shall be consummated by the execution of an appropriate agreement substantially consistent with Exhibits A, B or C hereto, as applicable, and the contracts, inventory and equipment, as applicable, conveyed as of the Deferred Delivery will consist of those Purchased Contracts, Purchased Inventory and Purchased Equipment that would have been conveyed as of the applicable Closing Date, subject to, (i) in the case of the Purchased Contracts, such extensions, renewals, additions and eliminations, as occur between the applicable Closing Date and the date of the Deferred Delivery, (ii) in the case of the Purchased Inventory, such reduction through the consumption thereof or increase through the replacement thereof or addition thereto, as occur between the applicable Closing Date and the date of the Deferred Delivery, and (iii) in the case of the Purchased Equipment, such reduction through the disposal of equipment or increase through the addition of equipment, as occur between the applicable Closing Date and the date of the Deferred Delivery.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

                  Except as set forth in a letter to be delivered by the Sellers to the Buyers concurrently with this Agreement (the "SELLERS DISCLOSURE LETTER"), GSFC and the relevant other Sellers jointly and severally represent and warrant to each of the Buyers as follows.

                  Section 3.1 Organization; Etc.

                  (a) Each Seller (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) has all requisite corporate or limited liability company power and authority to own, lease and operate all of its properties and assets and to carry on its business substantially as it is now being conducted.

                  (b) Each of (i) EgyptCo, DROI and KIDCO are, and Newco 1, Newco 2 and Newco 3, at the applicable Closing will be, duly organized, validly existing and in good standing under the laws of their respective jurisdiction of organization, (ii) EgyptCo, DROI and KIDCO have, and Newco 1, Newco 2 and Newco 3, at the applicable Closing will have, all requisite corporate or limited liability company power and authority to own, lease and operate all of their respective properties and assets and to carry on their respective business substantially as it is now being conducted, and (iii) EgyptCo, DROI and KIDCO are, and Newco 1, Newco 2 and Newco 3 at Closing will be, duly qualified and in good standing to do business in each jurisdiction in which the nature of their respective business or the ownership, operation or leasing of its properties makes such qualification necessary.

                  Section 3.2 Authority Relative to this Agreement. Each Seller Party has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all requisite corporate action on the part of each of the Seller Parties. This Agreement has been duly and validly executed and delivered by each of the Seller Parties, and assuming this Agreement has been duly authorized, executed and delivered by the Buyers, constitutes a valid and binding agreement of each of the Seller Parties, enforceable against each of the Seller Parties in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) enforcement of this Agreement, including, among other things, the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. FES has the limited liability company power and authority to consummate the transactions contemplated by this Agreement. As of the Middle East Closing Date, the consummation of the transactions contemplated by this Agreement with respect to FES, will be duly and validly authorized by all requisite limited liability company action on the part of FES.

                  Section 3.3 Capitalization. Section 3.3 of the Sellers Disclosure Letter sets forth the number of issued and outstanding shares of capital stock of EgyptCo, DROI and KIDCO as of the date of this Agreement and as of the Middle East Closing Date and sets forth the capital stock of each of Newco 1, Newco 2 and Newco 3 which will be outstanding as of the applicable Closing Date. All of such outstanding shares of capital stock of each Company are or, at the applicable Closing will be, validly issued, fully paid and non-assessable. Except for the Shares and as set forth in Section 3.3 of the Sellers Disclosure Letter, there are not, and at the applicable Closing there will not be, any capital stock or other equity interests in any Company issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating any Company to issue, transfer or sell any of their capital stock or other equity interests, or any agreements, arrangements or understandings granting any person any rights in any Company similar to capital stock or other equity interests.

                  Section 3.4 Ownership of Shares.

                  (a) Except as set forth in Section 3.4(a) of the Sellers Disclosure Letter, all the Shares are, or at the applicable Closing will be, owned of record and beneficially by the entity set forth in Section 3.4(a) of the Sellers Disclosure Letter, free and clear of all liens, pledges, charges, claims, security interests or other encumbrances, whether consensual, statutory or otherwise (collectively, "LIENS"). The consummation of the Purchase will convey to the appropriate Buyer (as contemplated herein) good title to the Shares, free and clear of all Liens, except for those created by the appropriate Buyer or arising out of ownership of the Shares by the appropriate Buyer.

                  (b) Except as set forth in Section 3.4(b) of the Sellers Disclosure Letter, (i) all of the outstanding shares of capital stock of DROI are owned of record and beneficially by GSFDOI as of the date of this Agreement and will be owned of record and beneficially by Newco 2 as of the date of the Middle East Closing, in each case free and clear of all Liens and (ii) all of the outstanding shares of capital stock of KIDCO are owned of record and beneficially by GSFC as of the date of this Agreement and will be owned of record and beneficially by Newco 1 as of the date of the Middle East Closing, in each case free and clear of all Liens.

                  Section 3.5 Purchased Contracts. GSFC has caused to be made available to Precision for review complete and correct copies of all the Purchased Contracts. Except as set forth in Section 3.5 of the Sellers Disclosure Letter, each of the Purchased Contracts may be transferred to the appropriate Buyer without the consent of any person. All of the Purchased Contracts are valid, binding and in full force and effect against the Seller that is a party to such contract, and, to GSFC's knowledge, are valid, binding and in full force and effect against the other parties thereto. Except as set forth in Section 3.5 of the Sellers Disclosure Letter, no Seller is in default in any material respect, and no notice of alleged default has been received by any Seller, under any of the Purchased Contracts, no other party thereto is, to the knowledge of the Sellers, in default thereunder in any material respect, and, to the knowledge of the Sellers, there exists no condition or event which, with or without notice or lapse of time or both, would constitute a material default under any of the Purchased Contracts by any Seller or any other party thereto.

                  Section 3.6 Purchased Inventory. GSFC and SDCL own, and upon the execution and delivery of the Inventory Bills of Sale by GSFC and SDCL, the appropriate Buyer will own, good and marketable title to the Kuwait Inventory and the Saudi Inventory, respectively, free and clear of all Liens, except for
(i) those Liens which, individually or in the aggregate, would not have a Sellers Material Adverse Effect (as defined below), (ii) Liens, if any, created or permitted to be imposed by the Buyer and (iii) (a) Liens for taxes not yet due and payable, (b) statutory Liens of lessors, Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of statutory obligations (the Liens in (iii) being referred to herein as "PERMITTED LIENS"). As used in this Agreement, the term "SELLERS MATERIAL ADVERSE EFFECT" means a material adverse change in, or effect on, the business, financial condition or results of operations of the Business; provided, however, that (1) any adverse change or effect attributable to the announcement, pendency or consummation of the transactions contemplated by this Agreement (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees), (2) the effects of changes that are generally applicable to the industries in which the Business operates, to the global economy generally, or to the economies in any locations in which the Business operates, (3) any change in generally accepted accounting principles or in their interpretation or in any laws, rules or regulations affecting the Business or the interpretation hereof or (4) any actions taken at Buyer's request or contemplated by this Agreement, shall be excluded from such determination. In addition to the foregoing, the determination of the dollar value or impact of any change or event under this Agreement shall be based solely on the actual dollar value of such change or effect, on a dollar-for-dollar basis, and shall not take into account

(i) any multiplier valuations, including, without limitation, any multiple based on earnings or other financial indicia or (ii) any consequential damages or other consequential valuation.

                  Section 3.7 Purchased Equipment. GSFC, FES, SDCL and GSFDVca own, and, upon GSFC, FES, SDCL, GSFDVca's execution and delivery of the Equipment Bills of Sale, Buyer will own, good and marketable title to the applicable Purchased Equipment, free and clear of all Liens, except for (i) those Liens, if any, created or permitted to be imposed by the Buyer, (ii) Liens which would not, individually or in the aggregate, have a Sellers Material Adverse Effect and (iii) Permitted Liens.

                  Section 3.8 Condition of Rigs. Except for ordinary wear and tear and repairs and maintenance not prohibited by this Agreement, the Rigs have not materially changed and are in substantially equivalent working condition as they were when they were inspected by the Buyer during the course of the Buyer's due diligence.

                  Section 3.9 Obligations of Seller. Except as set forth in
Section 3.9 of the Sellers Disclosure Letter, none of the Sellers or the Companies are a party to nor have any obligations under any performance bond, letter of credit or similar instrument in connection with the Business.

                  Section 3.10 Consents and Approvals; No Violations. Except for applicable requirements of the merger or competition laws set forth in Part I of
Section 3.10 of the Sellers Disclosure Letter or as set forth in Part II of
Section 3.10 of the Sellers Disclosure Letter, neither the execution and delivery of either of this Agreement by any of the Seller Parties, nor the consummation by any Seller of the transactions contemplated by this Agreement will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of any Seller or any Company, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any indenture, license, contract, agreement or other instrument or obligation to which any of the Sellers or any Company is a party or by which any of them or any of their respective properties or assets are bound, (c) violate any order, writ, injunction, decree, statute, rule or regulation that is currently in effect (collectively, "LAWS" and, individually, a "LAW") and applicable to any Seller or any Company or any of their respective properties or assets, or (d) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority, domestic or foreign, except in the case of clauses (b), (c) and (d) of this Section 3.10 for any such violations, breaches, defaults, rights of termination, cancellation or acceleration or requirements which, individually or in the aggregate, would not have a Sellers Material Adverse Effect and would not adversely affect the ability of the Sellers to consummate the transactions contemplated by this Agreement, or which become applicable as a result of the business or activities in which the Buyer is or proposes to be engaged or as a result of any acts or omissions by, or the status of or any facts pertaining to, the Buyer.

                  Section 3.11 No Other Agreements to Purchase. No person, other than the Buyers, has any contract, agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming a contract or agreement for the purchase or acquisition from the Sellers of any of the Purchased Assets.

                  Section 3.12 Financial Data.

                  (a) The unaudited financial information, including without limitation, gross profit information, for (i) each Rig and (ii) each of the Kuwait Business, Egypt Business, Oman Business, Venezuela Business and Saudi Arabia Business, in each case for the year ended December 31, 2003 set forth in
Section 3.12(a) of the Sellers Disclosure Letter fairly present, in all material respects, the results of operations (down to the gross profit line, which reflects revenues less direct expense, including an allocation of country and zone overhead, but does not include an allocation of corporate overhead) of the Rigs and each of the Kuwait Business, Egypt Business, Oman Business and Saudi Business for the period indicated.

                  (b) The unaudited consolidated balance sheets of each of KIDCO and DROI and unaudited consolidated statements of income for the year ended December 31, 2003 set forth in Section 3.12(b) of the Sellers Disclosure Letter fairly present, in all material respects, the financial position of such Companies as of the dates thereof and such statements of income fairly present, in all material respects, the results of operations of each such Company, for the periods indicated, all in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied throughout the period indicated (except for the absence of notes thereto and subject to normal year-end adjustments and otherwise as indicated therein).

                  Section 3.13 Absence of Undisclosed Liabilities. Except (a) for liabilities and obligations incurred in the ordinary course of business and consistent with past practice between the date of this Agreement and the applicable Closing or (b) as otherwise disclosed in this Agreement or in Section
3.13 of the Sellers Disclosure Letter, at the applicable Closing none of the Companies will have any liabilities or obligations outstanding that would be required to be reflected or reserved against in a balance sheet prepared in accordance with GAAP.

                  Section 3.14 Absence of Certain Changes. Except as set forth in Section 3.14 of the Sellers Disclosure Letter or as otherwise contemplated by this Agreement, since December 31, 2003, the Business has not suffered a Sellers Material Adverse Effect.

                  Section 3.15 Litigation. Except as set forth in Section 3.15 of the Sellers Disclosure Letter, there is no action, suit, proceeding or governmental investigation pending or, to the knowledge of the Sellers, threatened against any Seller or any Company by or before any court or governmental or regulatory entity, that (a), individually or in the aggregate, would have a Sellers Material Adverse Effect or (b) would adversely affect the ability of any Seller to consummate the transactions contemplated by this Agreement.

                  Section 3.16 Compliance with Law. To the knowledge of each of the Sellers, the Business is not being and has not been conducted in violation of any applicable Law or any order, writ, injunction or decree of any court or governmental or regulatory entity, except for any such violations which in the aggregate would not have a Sellers Material Adverse Effect.

                  Section 3.17 Employee Benefit Plans.

                  (a) Section 3.17 of the Sellers Disclosure Letter sets forth, as of the date of this Agreement, all deferred compensation, pension, profit-sharing and retirement plans and all material bonus, retention bonus, success bonus, severance and other employee benefit or fringe benefit plans (collectively, the "PLANS") maintained or with respect to which contributions are made by any Company (the "COMPANY PLANS").

                  (b) All Company Plans and their related trusts have been and are maintained in material compliance with applicable Law except as would not have a Sellers Material Adverse Effect. No Company has any commitment or obligation to establish or adopt any new or additional Company Plans or to increase the benefits under any existing Company Plan.

                  (c) No "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) maintained by any of the Companies or any entity that is required to be treated as a single employer together with the Companies under Section 414 of the Code ("ERISA AFFILIATES") which is subject to
Section 412 of the Code has had any "accumulated funding deficiency" (as such term is defined in Section 412 of the Code), whether or not waived, as of the last day of the most recent plan year, and no unsatisfied liability to the Pension Benefit Guaranty Corporation ("PBGC") has been incurred with respect to any such plan. GSFC has made available the most recent actuarial report for plans subject to Section 412 of the Code.

                  Section 3.18 Employees; Labor and Employment Matters. None of the Companies has any employees. Except as set forth on Section 3.18 of the Sellers Disclosure Letter, there are no (i) collective bargaining agreements or other labor agreements relating to any Company or covering any employee to which any Company is a party or by which it is bound, or covering any Operating Employee to which any Seller is a party or by which it is bound; (ii) unfair labor practice complaints against any Company or against any Seller with respect to any Operating Employees, pending (or to the knowledge of the Sellers threatened) before any governmental authority with respect to the operation of any Company or the Business; (iii) pending or threatened labor strikes or other material labor troubles affecting any Company or the Business; or (iv) material labor grievances with respect to any Operating Employee pending against any Company or any Seller.

                  Section 3.19 Employees. Within ten business days of the date of this Agreement, GSFC will deliver to Precision a list, which will be accurate and complete in all material respects, of all Middle East Operating Employees and Venezuela Operating Employees, specifying:

                  (a) with respect to the unionized and hourly paid employees, the rate of hourly pay, seniority and date of hire and whether or not the employee is absent for any reason such as lay off, leave of absence, salary, insurance or workers' compensation;

                  (b) with respect to salaried employees (whether or not the employee is absent for any reason such as lay off, leave of absence, salary, insurance or workers' compensation) and sales or other agents or representatives, the length of service, age, title, rate of salary and commission structure for each such employee, agent or representative;

                  (c) with respect to the employee categorization, the distribution between western expatriates, third country nationals and national employees; and

                  (d) a general description of all Plans, and any commitment or obligation to establish or adopt any new or additional Plans, with respect to the Operating Employees.

                  Section 3.20 Taxes.

                  (a) Except as set forth in Section 3.20(a) of the Sellers Disclosure Letter, with respect to each Company, (i) all material returns and forms with respect to Taxes (as defined in Section 5.6(k) of this Agreement) (collectively, "TAX RETURNS") required to be filed on or before the applicable Closing Date have been or will be timely filed in accordance with any applicable Laws and (ii) all Taxes shown to have become due on such Tax Returns have been or will be paid.

                  (b) Except as set forth in Section 3.20(b) of the Sellers Disclosure Letter, with respect to each Company, (i) there is no material action, suit, proceeding, audit, written claim or assessment pending or proposed with respect to Taxes or with respect to any Tax Return, (ii) there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Return which remain in effect, and (iii) there are no Liens for Taxes upon the assets of any Company, except for Liens for Taxes not yet due and payable.

                  Section 3.21 Title, Ownership and Related Matters. Each Company has, or will as of the applicable Closing have, free and clear of all Liens except for Permitted Liens and Liens, if any, created or permitted to be imposed by the Buyer, good title to (a) the applicable Rigs listed in Section 3.21(a) of the Sellers Disclosure Letter, including in the case of the Rigs owned by EgyptCo, as of the date of this Agreement, the spare parts designated as such in such Section 3.21(a), and as of the date of the Middle East Closing, such spare parts as may be reduced by the consumption thereof, or increased through the replacement thereof or addition thereto, in the ordinary course of maintenance and operation of the Business through the Middle East Closing Date (the "EGYPTIAN SPARE PARTS") (b) in the case of DROI, as of the date of this Agreement, the inventory listed in Section 3.21(b) of the Sellers Disclosure Letter, and as of the date of the Middle East Closing, such inventory as it may be reduced through the consumption thereof, or increased through replacement thereof or addition thereto, in the ordinary course of maintenance and operation of the Business through the Middle East Closing Date (the "DROI OMANI INVENTORY"), (c) as of the date of this Agreement, the equipment listed in
Section 3.21(c) of the Sellers Disclosure Letter, and as of the date of the Middle East Closing, such equipment as it may be reduced through the consumption thereof, or increased through replacement thereof or addition thereto, in the ordinary course of maintenance and operation of the Business through the Middle East Closing Date (the "DROI KUWAIT EQUIPMENT"), and (d) in the case of Newco 3, as of the date of this Agreement, the inventory listed in Section 3.21(d) of the Sellers Disclosure Letter, and as of the date of the Venezuela Closing, such inventory as it may be reduced through the consumption thereof, or increased through replacement thereof or addition thereto, in the ordinary course of maintenance and operation of the Business through the Venezuela Closing Date (the "VENEZUELA INVENTORY"), and good title to or rights by license, lease or other agreement to use all other properties and assets (or rights thereto) (other than cash, cash equivalents and securities and except as contemplated in this Agreement) necessary to permit each Company to conduct its business as currently conducted, except as set forth in Section 3.21 of the Sellers Disclosure Letter or otherwise where the existence of the Lien or the failure to have such title or rights would not, individually or in the aggregate, have a Sellers Material Adverse Effect.

                  Section 3.22 Real Property.

                  (a) At the Venezuela Closing, GSFDVca will have and will transfer to Buyer good and defensible title to the real property described in
Section 3.22(a) of the Sellers Disclosure Letter, free and clear of all Liens, except for Permitted Liens, those Liens, if any, created or permitted to be imposed by the Buyer and Liens which would not, individually or in the aggregate, have a Sellers Material Adverse Effect.

                  (b) Without limiting the generality of Section 3.22(a) and 3.23 of this Agreement:

                           (i) to the knowledge of the Seller there are no outstanding infractions levied by a governmental authority against the Purchased Venezuela Real Property or the property subject to the Leases listed in Section 3.22(b) of the Sellers Disclosure Letter (the "PRINCIPAL LEASED PROPERTIES") as of the date of this Agreement;

                           (ii) no alteration, repair, improvement or other work has been ordered, directed or requested in writing to be done or performed to or in respect of the Purchased Venezuela Real Property, Principal Leased Properties or to any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works by any governmental authority, which alteration, repair, improvement or other work has not been completed, and to the knowledge of the Sellers, no written notification has been given to the Sellers or any of the Companies of any such outstanding work being ordered, directed or requested, other than those that have been complied with;

                           (iii) all accounts for work and services performed and materials placed or furnished on or in respect of the Purchased Venezuela Real Property or the Principal Leased Properties at the request of the Sellers have been fully paid and satisfied, and no person is entitled to claim a lien or privilege against the real property, the property subject to the Leases or any part thereof, other than current accounts in respect of which the payment due date has not yet passed or items being disputed in good faith;

                           (iv) there is nothing owing in respect of the Purchased Venezuela Real Property or the Principal Leased Properties by the Sellers or any of the Companies to any corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the payment due date has not yet passed;

                           (v) no part of the Purchased Venezuela Real Property or the Principal Leased Properties has been taken or expropriated by any governmental authority nor has any notice or proceeding in respect thereof been given or commenced; and

                           (vi) the Purchased Venezuela Real Property is reasonably fit for its present use, and there are no material outstanding levies, charges or fees assessed against the purchased Venezuela Real Property by any governmental authority (including development or improvement levies, charges or fees), other than current accounts in respect of which the payment due date has not yet passed.

                  Section 3.23 Leases. Section 3.23 of the Sellers Disclosure Letter lists, as of the date of this Agreement, all real property leases and subleases for space occupied by the Companies and all Purchased Contracts that are real property leases or subleases (collectively, the "LEASES"). Complete and correct copies of the Leases and all written amendments and agreements relating thereto have been made available to the Buyer for review. Each of the Leases is a valid, binding and enforceable obligation of the applicable Company in accordance with its terms, and no Company or, to the knowledge of the Sellers, the other party to any Lease is in default under such Lease, in any material respect, other than such defaults, if any, which would not, individually or in the aggregate, have a Sellers Material Adverse Effect.

                  Section 3.24 Certain Contracts and Arrangements. Except as set forth in Section 3.24 of the Sellers Disclosure Letter and except for sales and purchase orders entered into in the ordinary course of business since December 31, 2003 or otherwise not prohibited by this Agreement, as of the applicable Closing, no Company will be a party to any written (a) employment agreement; or
(b) indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by a Company (other than intercompany accounts which shall be governed by Section 2.12 of this Agreement), or the guaranty by a Company of any obligation for the borrowing of money. Except as set forth in Section 3.24 of the Sellers Disclosure Letter, no Company is in default and, to the knowledge of the Sellers, no other party thereto is in default under any of the aforesaid agreements, other than such defaults, if any, which would not, individually or in the aggregate, have a Sellers Material Adverse Effect.

                  Section 3.25 Environmental(a) . (a) As of the date of this Agreement and except as set forth in Section 3.25 of the Sellers Disclosure
Letter:

                           (i) The operations of the Companies and GSFDVca are in compliance with all applicable Environmental Laws in the respective jurisdictions in which the Companies and GSFDVca operate, except where the failure to so comply would not reasonably be expected to have a Sellers Material Adverse Effect;

                           (ii) The Companies and GSFDVca have obtained and are in compliance with all applicable Environmental permits in the respective jurisdictions in which the Companies operate for the continued operations of their respective businesses, except such permits the lack of which would not reasonably be expected to lead to a Sellers Material Adverse Effect;

                           (iii) The Companies and GSFDVca are not subject to any outstanding written orders from any governmental entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Substance which would be expected to lead, in the case of any of (A), (B) or (C) to a Sellers Material Adverse Effect;

                           (iv) The Companies and GSFDVca have not received, since January 1, 2000, any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a Sellers Material Adverse Effect;

                           (v) Except as set forth in Section 3.25(a) of the Sellers Disclosure Letter, no above ground storage containment areas or above ground or underground storage tanks are located on or under or has been previously removed from the Purchased Venezuela Real Property and the Principal Leased Properties and all such above ground storage containment areas and above ground and underground storage tanks are in compliance with Environmental Laws in all material respects;

                           (vi) None of the Companies nor GSFDVca have nor, to the Sellers' knowledge, has any other person, including the Sellers, ever been, or is, involved in any activities at, upon, under, over, within or with respect to the Purchased Venezuela Real Property, nor is any Hazardous Substance present in, on or under the Purchased Venezuela Real Property, and, without limiting the foregoing, the Purchased Venezuela Real Property does not contain and is not contaminated with, any friable asbestos, asbestos-containing material, ureaformaldehyde insulation, radioactive substances or polychlorinated biphenyls, which activities or contaminant that has given rise to:

                                    (A)      any requirement under Environmental
                  Law to take investigative, clean up, corrective or Remedial Action; or

                                    (B)      notices or claims of third parties,
                  except as would not have a Sellers Material Adverse Effect;
                  and

                           (vii) To the Sellers' knowledge, there are no significant upgrades or repairs that are or will be required to be made by the Sellers or any of the Companies to achieve or maintain compliance with Environmental Law.

                  (b)      For purposes of this Agreement:

                           (i) "ENVIRONMENT" means (A) land, including, without limitation, surface land, sub-surface strata, sea bed and river bed under water (as defined in Paragraph (B)) and natural structures;
         (B) water, including, without limitation, coastal and inland water, surface waters, and ground waters; (C) air; and (D) human health;

                           (ii) "ENVIRONMENTAL LAW" means any Law regulating or prohibiting Releases into any part of the Environment, or pertaining to the protection of natural resources, the Environment and human health;

                           (iii) "HAZARDOUS SUBSTANCE" means any substance defined or listed as hazardous, dangerous, toxic, explosive, radioactive, pollutant or contaminant or equivalent term, in any presently effective statute to the extent present in amounts or concentrations that constitute a material threat to the Environment;

                           (iv)     "RELEASE" means any release, spill,
         effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment, or into or out of any property owned, operated or leased by the applicable party; and

                           (v) "REMEDIAL ACTION" means all actions to (A) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Substances in the Environment; (B) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Substance; or (C) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release.

                  Section 3.26 Insurance. Section 3.26 of the Sellers Disclosure Letter sets forth a list and brief description of all policies of insurance maintained, owned or held by the Sellers or its affiliates on the date of this Agreement with respect to the Business or any of the Companies. The Sellers have insurance relating to the Business and covering such risks, and in such amounts, as the Sellers deemed reasonably prudent. The Sellers shall keep or cause such insurance or comparable insurance to be kept in full force and effect through the applicable Closing Date. Each of the Sellers has complied in all material respects with each of such insurance policies and has not failed to give any notice or present any claim thereunder in a due and timely manner.

                  Section 3.27 Brokers; Finders and Fees. Except for Simmons & Company International, whose fees will be paid by the Sellers, none of Sellers nor any Company has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated by this Agreement.

                  Section 3.28 Bankruptcy. Each of the Companies and the Sellers is not insolvent and has not made an assignment in favor of creditors or a proposal in bankruptcy to creditors or any class thereof, and no petition for a receiving order has been presented in respect of it. Each of the Companies and the Sellers has not initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver or interim receiver has been appointed in respect of any of the Companies or the Sellers or any of the assets and no execution or distress has been levied on any of the assets, nor have proceedings been commenced in connection with any of the foregoing.

                  Section 3.29 Compliance with FCPA. None of the Sellers or the Companies has violated the Foreign Corrupt Practices Act with respect to the Business.

                  Section 3.30 Non-Infringement of Intellectual Property Rights. To the Seller's knowledge, the Business, as currently conducted, does not infringe any valid patents, trademarks, trade names, service marks or copyrights of any third party, except for any such infringement that would not reasonably be expected to have a Sellers Material Adverse Effect.

                  Section 3.31 Capital Expenditures. Section 3.31 of the Sellers Disclosure Letter sets forth all capital expenditures (excluding scheduled or replacement maintenance capital expenditures) for the Rigs incurred from January 1, 2004 through the date of this Agreement.

                  Section 3.32 Absence of Changes. Since December 31, 2003, the Business has been carried on and its operations and affairs conducted only in the ordinary course and each of the Companies and the Sellers have not:

                  (a) suffered any damage, destruction or loss (whether or not covered by insurance) affecting the Business other than in the ordinary course of business;

                  (b) incurred any liability, obligation, indebtedness or commitment (whether accrued, absolute, contingent or otherwise, and whether due or to become due) in connection with the Business, other than unsecured current liabilities, obligations, indebtedness and commitments incurred in the ordinary course;

                  (c) paid, discharged or satisfied any liability, obligation, indebtedness or commitment (whether accrued, absolute, contingent or otherwise, and whether due or to become due) in connection with the Business, other than payment of accounts payable incurred in the ordinary course and tax liabilities;

                  (d) suffered any labor trouble or disruption, including any strike or lock out, adversely affecting the Business;

                  (e) made any write-off as uncollectible of any accounts receivable or any portion thereof in amounts exceeding $100,000 in each instance or $500,000 in the aggregate or made any write-down of the value of any inventory pertaining to the Business;

                  (f) made any general increase in the compensation of any Employees of the Business, in excess of 5% in the aggregate;

                  (g) made any material change in the credit terms offered to customers of or by suppliers in connection with the Business, other than in the ordinary course of business;

                  (h) terminated, cancelled or modified in any material respect or received any notice of a request for termination, cancellation or modification in any material respect of any material contract other than in the ordinary course of business;

                  (i) with respect to DROI and KIDCO only, entered into any contract or commitment to pay any royalty, license fee or management fee; or

                  (j) authorized or agreed to or otherwise committed to do any of the foregoing.

                  Section 3.33 No Liabilities. None of Newco 1, Newco 2 or Newco 3 carried on business of any kind prior to acquiring certain of the assets of the Business, as contemplated in this Agreement.

                  Section 3.34 Disclaimer of Sellers' Liability. EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, THE SELLERS MAKE NO GUARANTEE, WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, AS TO THE QUALITY, SERVICEABILITY, MERCHANTABILITY OR CONDITION OF THOSE ASSETS CONSISTING OF TANGIBLE PERSONAL PROPERTY, BUILDINGS, FIXTURES OR OTHER IMPROVEMENTS TO REAL ESTATE, ANY MACHINERY, EQUIPMENT, SPARE PARTS, DRILLING RIGS AND RELATED APPURTENANCE, OR THEIR FITNESS FOR ANY USE OR PURPOSE, AND THE SELLERS SHALL NOT BE LIABLE TO THE BUYER FOR ANY SPECIAL OR CONSEQUENTIAL DAMAGES ARISING FROM ANY USE OF SUCH ASSETS AFTER THE APPLICABLE CLOSING BY THE BUYER OR ARISING IN CONNECTION WITH THIS SALE.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

Each of the Buyers hereby jointly and severally represents and warrants to each of the Sellers as follows:

                  Section 4.1 Organization; Etc. Each of the Buyers (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business substantially as now being conducted, and (c) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties makes such qualification necessary, except where the failure to be so organized, existing and in good standing, to have such power or authority or to be so qualified would not, individually or in the aggregate, have a Buyers Material Adverse Effect (as defined below). As used in this Agreement, the term "BUYERS MATERIAL ADVERSE EFFECT" shall mean an event, change or circumstance which would adversely affect the ability of any of the Buyers to consummate the transactions contemplated by this Agreement.

                  Section 4.2 Authority Relative to this Agreement. Each of the Buyers has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all requisite corporate action on the part of each of the Buyers. This Agreement has been duly and validly executed and delivered by each of the Buyers and, assuming this Agreement has been duly authorized, executed and delivered by the Sellers, constitutes a valid and binding agreement of the Buyers, enforceable against the Buyers in accordance with its terms, except that
(a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) enforcement of this Agreement, including, among other things, the remedy of specific performance and injunctive and other forms of equitable relief, may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  Section 4.3 Ownership of United States Treasury Bills. All the Venezuela Consideration is, or at Venezuela Closing will be, owned of record and beneficially by PDTech free and clear of all Liens. The consummation of the Purchase will convey to GSFDVca good title to the Venezuela Consideration, free and clear of all Liens, except for those created by the Seller or arising out of ownership of the Venezuela Consideration by the Seller.

                  Section 4.4 Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement by the Buyers nor the consummation by the Buyers of the transactions contemplated by this Agreement will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-laws of any of the Buyers, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any indenture, license, contract, agreement or other instrument or obligation to which any of the Buyers or any of their subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (c) violate any order, writ, injunction, decree or Laws applicable to the Buyers, any of their subsidiaries or any of their respective properties or assets, or (d) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority, domestic or foreign, except in the case of clauses (b), (c) and (d) of this
Section 4.4 for any such violations, breaches, defaults, rights of termination, cancellation or acceleration or requirements which, individually or in the aggregate, would not have a Buyers Material Adverse Effect, or which become applicable as a result of the business or activities in which the Sellers are or propose to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, the Sellers.

                  Section 4.5 Acquisition of Shares for Investment. Precision and PDTech are acquiring the Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling such Shares. The Buyers agree that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, and any applicable state securities laws, except under an exemption from such registration under such Act and such laws.

                  Section 4.6 Availability of Funds. The Buyers (i) currently have sufficient immediately available funds in cash or cash equivalents and will at the applicable Closing have sufficient immediately available funds, in cash, or (ii) have sufficient binding commitment letters from financing sources, which have been provided to the Sellers prior to the date of this Agreement, to pay the Middle East Consideration, to acquire the Venezuela Consideration and to pay any other amounts payable under this Agreement and to effect the transactions contemplated by this Agreement, all without any third-party consent or approval required.

                  Section 4.7 Litigation. There is no claim, action, suit, proceeding or, to the knowledge of the Buyers, governmental investigation pending or, to the knowledge of the Buyers, threatened against the Buyers or any of its subsidiaries by or before any court or governmental or regulatory authority which, individually or in the aggregate, would have a Buyer Material Adverse Effect.

                  Section 4.8 Investigation by the Buyer. Precision, on its own behalf and as agent for the other Buyers, has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Business and acknowledges that the Buyers have been provided access to the personnel, properties, premises and records of the Business for such purpose. In entering into this Agreement, the Buyers have relied solely upon their own investigation and analysis, and the Buyers: (a) acknowledge that none of the Sellers, the Companies or any of their respective directors, officers, shareholders, employees, affiliates, controlling persons, agents, advisors or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Buyers or their directors, officers, employees, affiliates, controlling persons, agents or representatives; and (b) agree, to the fullest extent permitted by law, that none of the Sellers, the Companies or any of their respective directors, officers, employees, shareholders, affiliates, controlling persons, agents, advisors or representatives shall have any liability or responsibility whatsoever to the Buyers or their directors, officers, employees, affiliates, controlling persons, agents or representatives on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) resulting from the distribution to the Buyers, or the Buyers' use of, any information, document, or material provided or made available, or statements made, to the Buyers (including their directors, officers, employees, affiliates, controlling persons, advisors, agents or representatives) during site or office visits, in the Descriptive Memorandum dated September 2003, "data rooms," management presentations or supplemental due diligence information provided to the Buyers (including their directors, officers, employees, affiliates, controlling persons, advisors, agents or representatives) in connection with discussions or access to management of the Business or in any other form in expectation of the transactions contemplated by this Agreement, including, without limitation, in respect of the specific representations and warranties of the Sellers set forth in this Agreement, except that the foregoing limitations shall not apply to the extent the Sellers makes the specific representations and warranties set forth in Article III of this Agreement, but always subject to the limitations and restrictions contained in this Agreement.

                  Section 4.9 Brokers; Finders and Fees. None of the Buyers nor any of their affiliates has employed any investment banker, broker or finder or incurred any liability for any investment banking, financial advisory or brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated by this Agreement.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

                  Section 5.1 Conduct of Business. During the period from the date of this Agreement to the applicable Closing Date, except as otherwise contemplated by this Agreement or set forth in the Sellers Disclosure Letter or the transactions contemplated by this Agreement or consented to by Precision in writing, which consent shall not be unreasonably withheld, the Sellers shall and shall cause each Company:

                  (a) subject to Section 5.1(b), to use their commercially reasonable efforts to conduct the Business in the ordinary course consistent with past practice, including making ongoing expenditures for capital and maintenance with respect to the Business; and

                  (b)      not to:

                           (i) sell or dispose of any properties or assets material to the Business, except in the ordinary course of business;

                           (ii) in the case of the Companies only, make any loans, advances (other than advances in the ordinary course of business or advances to the Sellers or other Companies) or capital contributions to, or investments in, any other person (other than other Companies);

                           (iii) terminate or materially amend any contracts, leases or licenses material to the Business, except in the ordinary course of business;

                           (iv) enter into any new agreement material to the Business that has a term of more than sixty days unless the contract can be terminated on thirty days notice or less without penalty;

                           (v) enter into any written employment agreement with any employee or increase in any manner the compensation of any of the officers or other employees of any Company, except for such increases as are granted in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases);

                           (vi) adopt, grant, extend or increase the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or employees of any Company, except increases required by any applicable law, rule or regulation and except increases in the ordinary course of business consistent with past practice;

                           (vii) in the case of the Companies only, make any change in any of its present accounting methods and practices, except as required by changes in GAAP;

                           (viii) in the case of the Companies only, incur any indebtedness for borrowed money other than from the Sellers or other Companies, issue any debt securities or assume, guarantee or endorse the obligations of any other persons other than in the ordinary course; or

                           (ix)     make or commit to make any capital
         expenditure individually in excess of U.S.$50,000 unless the Buyers do not object to such expenditure within five (5) days of receiving notice thereof.

                  Section 5.2 Access to Information.

                  (a) From the date of this Agreement to the applicable Closing, except for any information that is subject to attorney-client privilege or other privilege from disclosure or subject to a confidentiality agreement with a third party, the Sellers will and will cause the Companies to (i) give the Buyers and their authorized representatives access to all contracts, books, records, personnel, offices and other facilities and properties of the Companies or otherwise relating to the Business and their personnel and accountants, (ii) permit the Buyers to make such copies and inspections thereof as the Buyers may reasonably request, and (iii) cause the Sellers' and Companies' officers, as applicable, to furnish the Buyers with such financial and operating data and other information with respect to the Business as the Buyers may from time to time reasonably request; provided, however, that any such access shall be conducted at the Buyers' risk and expense, at a reasonable time, under the supervision of the Sellers' or the Companies' personnel and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated by this Agreement and not to interfere unreasonably with the operation of the businesses of the Sellers or the Companies.

                  (b) All such information and access shall be subject to the terms and conditions of the letter agreement (the "CONFIDENTIALITY AGREEMENT"), between Precision and GSFC, dated September 19, 2003. Notwithstanding anything to the contrary contained in this

Agreement, none of the Sellers, the Companies or any of their affiliates will have any obligation to make available or provide to the Buyers or their representatives a copy of any consolidated, combined or unitary Tax Return filed by the Sellers, or any of its affiliates, or any related material.

                  Section 5.3 Consents; Cooperation.

                  (a) Each of the Sellers and the Buyers shall cooperate, and use their commercially reasonable efforts, to make all filings and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties necessary to consummate the transactions contemplated by this Agreement; provided, however, that, notwithstanding the foregoing, the actions of the Sellers and the Buyers with respect to filings, approvals and other matters pursuant to any local, state, federal or foreign antitrust, competition or merger statute, law, regulation or rule applicable to the Sellers, the Companies or the Buyers ("ANTITRUST REGULATIONS") shall be governed by subsections (b), (c), (d) and (e) of this Section 5.3. In addition to the foregoing, the Buyers agree to provide such assurances as to financial capability, resources and creditworthiness as may be reasonably requested by any third party whose consent or approval is sought under this Agreement.

                  (b) The Sellers and the Buyers shall file with any applicable governmental or regulatory entity, all filings, reports, information and documentation required for the consummation of the transactions contemplated by this Agreement pursuant to the Antitrust Regulations. Each of the Sellers and the Buyers shall furnish to each other's counsel such necessary information and reasonable assistance as the other party may request in connection with its preparation of any filing or submission that is necessary under the Antitrust Regulations. Each of the Sellers and the Buyers shall consult with each other as to the appropriate time of making such filings and submissions and shall use commercially reasonable efforts to make such filings and submissions at the agreed upon time.

                  (c) Each of the Sellers and the Buyers shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, governmental or regulatory entities and shall comply promptly with any such inquiry or request.

                  (d) Each of the Sellers and the Buyers shall use its commercially reasonable efforts to vigorously defend, lift, mitigate and rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or the transactions contemplated by this Agreement, including, without limitation, promptly appealing any adverse court or administrative order or injunction.

                  (e) Each of the Sellers and the Buyers shall take any and all steps necessary to avoid or eliminate any impediment under any Antitrust Regulation that may be asserted by any governmental or regulatory entity with respect to the transactions contemplated by this Agreement so as to enable the applicable Closing to occur as soon as reasonably possible.

                  (f) Notwithstanding any other provision hereof, this Agreement shall not constitute nor require an assignment to Buyers of any Contract, lease, permit, license or other right if an attempted assignment of the same without the consent of any party would constitute a breach thereof or a violation of any law or any judgment, decree, order, writ, injunction, rule or regulation of any governmental entity unless and until such consent shall have been obtained. With respect to any agreements for which any required consent or approval is not obtained prior to the applicable Closing (a "NONASSIGNED CONTRACT"), the Sellers and the Buyers will each use its commercially reasonable efforts to obtain any such consent or approval after the applicable Closing Date until such consent or approval has been obtained and the Sellers will provide the Buyers or any Company with the same benefits arising under such agreements, including performance by the Sellers as agent, if legally and commercially feasible, provided that the Buyers will provide or cause the Companies to provide the Sellers with such access to the premises, books and records and personnel as is necessary to enable Sellers to perform its obligations under such agreements and the Buyers and the Companies shall pay or satisfy the corresponding liabilities for the enjoyment of such benefits to the extent the Buyers or any Company would have been responsible therefor if such consent or approval had been obtained. The appropriate Sellers and the appropriate Buyers shall enter into an agreement on the applicable Closing Date with respect to each Nonassigned Contract until such contract is transferred to or assumed by any Buyer, or, if earlier, until termination of such Nonassigned Contract, to the effect that the Sellers shall continue to perform their obligations thereunder at Buyer's sole expense and each appropriate Buyer shall provide such assistance, at the sole expense of such Buyer, as the Sellers may reasonably request for such purpose, including, without limitation, the use of personnel and assets (by lease or otherwise) of such Buyer and its affiliates of the type and quantity that the Sellers would have used to perform such Nonassigned Contract had the transactions contemplated by this Agreement not been consummated. Such agreement shall also provide that in consideration of the provision of such assistance, the Sellers shall, promptly after payment of any amounts to the Sellers by the other party to a Nonassigned Contract, pay such amounts to the particular Buyers after subtracting therefrom the costs and expenses incurred by the Sellers as a result of their performance of the Nonassigned Contracts. The appropriate Buyer shall indemnify the Sellers and their affiliates for any loss or expense relating to the performance of a Nonassigned Contract.

                  Section 5.4 Commercially Reasonable Efforts. Each of the Sellers and each of the Buyers shall cooperate, and use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

                  Section 5.5 Public Announcements. Prior to the applicable Closing, except as set forth herein or otherwise agreed to by the parties, the parties shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated by this Agreement, except as in the reasonable judgment of the party may be required by law, needed to obtain the benefits or protection of any law or regulation or in connection with its obligations as a publicly-held, exchange-listed or New York Stock Exchange listed company, in which case the parties will use their commercially reasonable efforts to reach mutual agreement as to the language of any such report, statement or press release. Upon the execution of this Agreement and also upon the applicable Closing, GSFC and Precision will consult with each other and cause the issuance of a joint report, statement or press release with respect to this Agreement and the transactions contemplated by this Agreement.

                  Section 5.6 Tax Matters.

                  (a)      Indemnification.

                           (i) Sellers' Indemnification of the Buyers. Except as otherwise provided in this Agreement, GSFC shall indemnify the Buyers from, against and in respect of any Taxes (as defined in Section 5.6(k) of this Agreement) (A) imposed on any Company with respect to any taxable period, or portion thereof, ending on or before the applicable Closing Date, (B) imposed with respect to the ownership, use or operation of, including income and revenues from, the Purchased Contracts, Purchased Equipment, Purchased Inventory or Purchased Venezuela Real Property on or before the applicable Closing Date and
         (C) imposed on the Buyers by reason of the failure of the Buyers to deduct and withhold Venezuelan Taxes from the Venezuela Consideration payable hereunder for the Newco 3 Shares.

                           (ii) Buyer's Indemnification of the Sellers. The Buyers shall indemnify the Sellers from, against and in respect of any liability of the Sellers or their subsidiaries for (A) any Taxes imposed on any Company with respect to any taxable period, or portion thereof, beginning after the applicable Closing Date; (B) any Taxes imposed with respect to the ownership, use or operation of, including income and revenues from, the Purchased Contracts, Purchased Inventory, Purchased Equipment or Purchased Venezuela Real Property after the applicable Closing Date; and (C) any Transfer Taxes for which the Buyer is liable under Section 5.6(e) of this Agreement.

                           (iii) Section 338 and Similar Elections. The Buyers shall not cause an election under Section 338 of the Code (or any similar provision of the law of any country or taxing jurisdiction that would, for purposes of computing any Tax, cause the purchase of the Shares to be treated as a purchase of the assets of any of the Companies) to be made with respect to the purchase of the Shares pursuant to this Agreement without the prior written consent of the Sellers.

                  (b) Allocation of Taxes and Earnings and Profits. To the extent permitted by law or administrative practice, the taxable years of the applicable Companies shall end at the close of business on the applicable Closing Date. Whenever it is necessary to determine the liability for Taxes, or the earnings and profits, of any Company for a portion of a taxable year or period that begins before and ends after the applicable Closing Date, the determination of the Taxes or the earnings and profits for the portion of the year or period ending on, and the portion of the year or period beginning after, the applicable Closing Date shall be determined by assuming that the taxable year or period ended at the close of business on the applicable Closing Date, except that (A) exemptions, allowances or deductions that are calculated on an annual basis and (B) Taxes imposed on the ownership of real or personal property shall be prorated on the basis of the number of days in the annual period elapsed through the applicable Middle East Closing Date and Venezuela Closing Date as compared to the number of days in the annual period applicable Closing Date.

                  (c)      Tax Returns.

                           (i) The Sellers shall prepare, or cause to be prepared, and file, or cause to be filed, when due Tax Returns with respect to the Companies for any taxable period, or portion thereof, ending on or before the applicable Closing Date and shall pay the Taxes shown to be due on such Tax Returns.

                           (ii) The Buyers shall prepare, or cause to be prepared, and file, or cause to be filed, when due all other Tax Returns with respect to the Companies and shall pay the Taxes shown to be due on such Tax Returns.

                           (iii) If any of the Buyers or the Sellers may be liable for any portion of the Tax payable in connection with any Tax Return to be filed by the other, the party responsible under this Agreement for filing such return (the "PREPARER") shall prepare and deliver to the other party (the "PAYOR") a copy of such return and any schedules, work papers and other documentation then available that are relevant to the preparation of the portion of such return for which the Payor is or may be liable under this Agreement not later than 45 days before the Due Date (as defined in Section 5.6(k) of this Agreement). The Preparer shall not file such return until the earlier of either the receipt of written notice from the Payor indicating the Payor's consent thereto, or the Due Date.

                           (iv) The Payor shall have the option of providing to the Preparer, at any time at least 15 days prior to the Due Date, written instructions as to how the Payor wants any, or all, of the items for which it may be liable reflected on such Tax Return. The Preparer shall, in preparing such return, cause the items for which the Payor is liable under this Agreement to be reflected in accordance with the Payor's instructions (unless, in the opinion of a partner of an internationally recognized law or accounting firm retained by the Preparer, complying with the Payor's instructions would likely subject the Preparer to any criminal penalty or to a non-criminal penalty in an amount equal to at least 20% of the Tax on any such item) and, in the absence of having received such instructions, in accordance with past practice. The Payor shall pay to the Preparer the amount of the Taxes with respect to such Tax Return for which the Payor is liable not later than 30 days after such Tax Return is filed.

                           (v) Precision shall provide GSFC with copies of all Tax Returns filed, or caused to be filed, by the Buyers with respect to the Companies for periods beginning on or before the applicable Closing Date and ending after the Closing, and GSFC shall provide Precision with copies of all Tax Returns filed, or caused to be filed, after the applicable Closing Date by the Sellers with respect to the Companies.

                           (vi) If the Preparer fails to satisfy its obligations under this Section 5.6(c), the Payor shall have no obligation to indemnify the Preparer for any Taxes which are reflected on any such return or any related Loss, and shall retain any and all remedies it may otherwise have which arise out of such failure.

                  (d)      Contest Provisions.

                           (i) Notification of Contests. Precision, on behalf of each of the Buyers, on the one hand, and GSFC, on behalf of each of the Sellers, on the other hand (the "RECIPIENT"), shall notify the other of them, as the case may be, in writing within 15 days of receipt by the Recipient of written notice of any pending or threatened audits, adjustments, assessments or other proceedings (a "TAX AUDIT") which may affect the liability for Taxes of such other party. If the Recipient fails to give such prompt notice to the other party, it shall not be entitled to indemnification for any Taxes arising in connection with such Tax Audit if such failure to give notice adversely affects the other party's right to participate in the Tax Audit.

                           (ii)     Which Party Controls.

                                    (A)      Sellers' Items. If such Tax Audit
                  relates to any taxable period, or portion thereof, ending on or before the applicable Closing Date or for any Taxes for which the Sellers are liable under this Agreement, the Sellers shall, at their expense, control the defense and settlement of such Tax Audit.

                                    (B)      Buyers' Items. If such Tax Audit
                  relates to any taxable period, or portion thereof, beginning after the applicable Closing Date or for any Taxes for which the Buyers are liable under this Agreement, the Buyers shall, at their expense, control the defense and settlement of such Tax Audit.

                                    (C)      Combined and Mixed Items. If such
                  Tax Audit relates to Taxes for which one or more of the Sellers and one or more of the Buyers are liable under this Agreement, to the extent practicable such Tax Items (as defined in Section 5.6(k) of this Agreement) will be distinguished and each party will control the defense and settlement of those Taxes for which it is so liable.

                                    (D)      Inseparable Items. If such Tax
                  Audit relates to a taxable period, or portion thereof, beginning before and ending after the applicable Closing Date and any Tax Item cannot be identified as being a liability of only one party or cannot be separated from a Tax Item for which the other party is liable, the Sellers shall control the defense and settlement of the Tax Audit, provided that the Sellers defend the items as reported on the relevant Tax Return, otherwise the Buyers shall control the defense and settlement of the Tax Audit.

                  (e) Transfer Taxes. All excise, sales, use, value added, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes, levies, assessments, customs, duties, imposts, charges or fees, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, resulting directly from the sale and transfer by the Sellers to the Buyers of the Purchased Assets or from the transfers of assets from GSFDVca to Newco 3 as contemplated by this Agreement (collectively, the "TRANSFER TAXES"), shall be borne fully by the Buyers. Notwithstanding Section 5.6(c) of this Agreement, which shall not apply to Tax Returns relating to Transfer Taxes, any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable local law for filing such Tax Returns, and such party will use its commercially reasonable efforts to provide such Tax Returns to the other party at least 10 days prior to the Due Date for such Tax Returns.

                  (f) Buyers' Claiming, Receiving or Using of Refunds, Overpayments and Prepayments. If, after the applicable Closing, any of the Buyers or any Company (A) receives any refund (whether by payment, offset, credit or otherwise) or (B) utilizes the benefit of any overpayment of Taxes which, in each case (A) and (B), (x) relates to Taxes for which the Sellers are liable or paid by the Sellers or any Company with respect to a taxable period, or portion thereof, ending on or before the applicable Closing Date, or (y) is the subject of indemnification by the Sellers under this Agreement, Precision shall cause the Buyer so receiving such funds to promptly transfer, or cause to be transferred, to GSFC the entire amount of the refund or overpayment (including interest) received or utilized by any of the Buyers or any Company. For purposes of the immediately preceding sentence, a prepayment on or before the applicable Closing Date of Taxes for which any of the Buyers is liable shall be treated in the same manner as an overpayment of Taxes for which the Sellers are liable. The Buyers agree to notify GSFC within 15 days following the discovery of a right to claim any such refund or overpayment and the receipt of any such refund or utilization of any such overpayment. The Buyers agree to claim any such refund or to utilize any such overpayment as soon as possible and to furnish to GSFC all information, records and assistance necessary to verify the amount of the refund or overpayment. For the avoidance of doubt, this
Section 5.6(f) shall apply to any refund (whether by payment, offset, credit or otherwise) of import Taxes or customs duties resulting from the relocation of any Rig outside the country in which the Rig is currently located.

                  (g) In the event the liability of or with respect to Taxes for which any of the Sellers are liable hereunder is increased and the particular item that produced such increase results, directly or indirectly, in an actual or potential reduction in the liability of any of the Buyers or their affiliates for Taxes (a "BUYER TAX BENEFIT"), the Buyers shall be liable for and shall pay to the GSFC the amount of such Buyer Tax Benefit; provided, that such amount shall not exceed the amount of the additional Taxes payable by the Sellers resulting from such item (a "SELLER TAX DETRIMENT"). Such payment shall be made within thirty (30) days after the later of (i) the due date (without regard to waivers or extensions) of the Tax Return for the Tax period during which the Buyer Tax Benefit was realized or (ii) the date notice is given by any of the Sellers to Precision with respect to such payment. In the event of the later adjustment, in whole or in part, of any item that produced the Buyer Tax Benefit or the Seller Tax Detriment, GSFC shall refund to the Buyer any amount previously paid under this paragraph (g) that is determined not to be owing as a result of such adjustment, or the Buyer shall further remit to GSFC the amount of any increase in the amount required to be paid under this paragraph
(g) as a result of such adjustment. The parties shall promptly notify each other of any Buyer Tax Benefit or Seller Tax Detriment and provide details supporting the calculation of the amount thereof. The amount of any Buyer Tax Benefit or Seller Tax Detriment shall be calculated by comparing the Taxes payable without the adjustment in question with the Taxes payable after taking into account such adjustment, without regard to loss carryforwards or carrybacks.

                  (h) Post-Closing Actions Which Affect the Sellers' Liability for Taxes. None of the Buyers, any Company nor any affiliate of any of them shall take any action (including amending any Tax Return) on or after the applicable Closing Date which could materially increase the Sellers' liability for Taxes (including any liability of the Sellers to indemnify the Buyers for Taxes under this Agreement), without the prior written consent of the Sellers.

                  (i) Assistance and Cooperation. The parties agree that, after the applicable Closing Date:

                           (i) Each of GSFC and Precision shall assist (and cause their respective affiliates to assist) the other party in preparing any Tax Returns which such other party is responsible for preparing and filing;

                           (ii) The parties shall cooperate fully in preparing for any Tax Audits, or disputes with taxing authorities, relating to any Tax Returns or Taxes of any Company or of or with respect to the Purchased Assets, including providing access to relevant books and records relating to Taxes at issue;

                           (iii) The parties shall make available to each other and to any taxing authority as reasonably requested all relevant books and records relating to Taxes;

                           (iv) Each of GSFC and Precision shall promptly furnish the other party with copies of all relevant correspondence received from any taxing authority in connection with any Tax Audit or information request relating to Taxes for which such other party may have an indemnification obligation under this Agreement; and

                           (v) Except as otherwise provided in this Agreement, the party requesting assistance or cooperation shall bear the other party's out-of-pocket expenses in complying with such request to the extent that those expenses are attributable to fees and other costs of unaffiliated third-party service providers.

                  (j) This Section 5.6 alone shall govern the procedure for all Tax indemnification claims, notwithstanding any provision of Article VIII.

                  (k) For purposes of this Agreement, "TAX" or "TAXES" shall mean taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including, without limitation, income taxes, gross receipts, ad valorem, value added, excise, real or property, asset, sales, use, license, payroll, transaction, capital, net worth, withholding, estimated, social security, utility, workers' compensation, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, together with any interest, penalties or additions with respect thereto and any interest in respect of such additions or penalties, other than Transfer Taxes; "DUE DATE" shall mean, with respect to any Tax Return, the date such return is due to be filed (taking into account any valid extensions); and "TAX ITEM" shall mean, with respect to Taxes, any item of income, gain, deduction, loss or credit or other tax attribute.

                  Section 5.7 Withholding Taxes. Any payments from any of the Buyers to the Sellers hereunder shall be made free and clear of, and without deduction or withholding for, any Taxes.

                  Section 5.8 Buyer's Knowledge of Breach. If, prior to the applicable Closing, Precision shall have actual knowledge of any breach of a representation and warranty of any of the Sellers, Precision shall promptly notify GSFC of its knowledge, in reasonable detail, including the amount which Precision believes, based on the facts actually known by it, would be payable by the Sellers under the indemnification provisions of this Agreement without reference to any indemnification limitations set forth in Section 8.3 of this Agreement. For purposes of this Section 5.8 and Section 5.10, Precision shall have actual knowledge of a fact if any of Michael J. McNulty, Mark Helmer, Harold Zimmer and Peter Balkwill has actual knowledge of such fact.

                  Section 5.9 Employees; Employee Benefits.

                  (a) The Buyers may, but shall not be obligated to, offer employment to any of the Middle East Operating Employees or Venezuela Operating Employees.

                  (b) The Buyers agree that, for a period beginning on the date of this Agreement and ending on the second anniversary of the first Closing Date, they will not, and will cause any of their affiliates not to, directly or indirectly solicit the employment of any of the employees of GSFC or its affiliates, other than the Middle East Operating Employees and the Venezuela Operating Employees (except any such employee who is made an offer of employment by a Buyer Party or affiliate thereof and does not accept such offer) and the employees of the Companies; provided, however, that a general advertisement or general solicitation for potential employees shall not be considered a breach of this Section 5.9(b), and a decision to hire any employee of GSFC or its subsidiaries who applies in response to such solicitation shall not be considered a breach of this Section 5.9(b).

                  (c) The Sellers agree that, for a period beginning on the date of this Agreement and ending on the second anniversary of the applicable Closing Date, they will not, and will cause any of their affiliates not to, directly or indirectly solicit the employment of any of the employees of the Buyers or their affiliates; provided, however, that a general advertisement or general solicitation for potential employees shall not be considered a breach of this Section 5.9(c), and hiring any employee of the Buyer or its subsidiaries who applies in response to such solicitation shall not be considered a breach of this Section 5.9(c).

                  (d) The Sellers and the Buyers shall cooperate and take all steps necessary or appropriate so that, as soon as practicable following the applicable Closing Date, the applicable Middle East Operating Employees or Venezuela Operating Employees who accept employment with Buyers (the "AFFECTED EMPLOYEES") who are participants in the GlobalSantaFe 401(k) Savings Plan are permitted to take a distribution or to rollover their benefits under that plan to one or more defined contribution plans sponsored by the Buyers or its affiliates (collectively, the "TRANSFEREE SAVINGS PLAN"). From and after any such rollover, the Buyers and the Transferee Savings Plan shall be solely responsible for all liabilities with respect to the transferred benefits of the Affected Employees.

                  (e) The Buyers acknowledge that, at the applicable Closing, the participation by the Companies in all employee benefit plans not sponsored or maintained solely by any of the Companies shall terminate, and the Buyers shall be solely responsible for providing any successor or alternate plans.

                  (f) The Buyers shall cause the Companies to honor the collective bargaining agreement identified on Section 3.18 of the Sellers Disclosure Letter.

                  (g) After the applicable Closing Date, the Buyers shall be responsible for, and shall indemnify and hold harmless, the Sellers and their respective officers, directors, employees, affiliates and agents and the fiduciaries (including plan administrators) of the Plans, from and against, any and all claims, losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses) and other liabilities and obligations relating to or arising out of (i) the liabilities assumed by the Buyers under this Section 5.9 or any failure by the Buyers to comply with the provisions of this Section 5.9, and (ii) any claims of, or damages or penalties sought by, any Affected Employee, or any governmental entity on behalf of or concerning any Affected Employee, with respect to any act or failure to act by any of the Buyers to the extent arising from the employment, discharge, layoff or termination by Buyers or any Company of any Affected Employee after the applicable Closing.

                  (h) After the applicable Closing Date, the Sellers shall be responsible for, and shall indemnify and hold harmless, the Buyers and their respective officers, directors, employees, affiliates and agents, from and against, any and all claims, losses, damages, costs and expenses (including, without limitation, attorneys' fees and expenses) and other liabilities and obligations relating to or arising out of (i) the liabilities retained by the Sellers under this Section 5.9 or any failure by the Sellers to comply with the provisions of this Section 5.9, and (ii) any claims of, or damages or penalties sought by, any Affected Employee, or any governmental entity on behalf of or concerning any Affected Employee, with respect to any act or failure to act by any of the Sellers to the extent arising from the employment, discharge, layoff or termination by any of the Sellers or any Company of any Affected Employee prior to the applicable Closing.

                  Section 5.10 Prior Knowledge. No breach by the Sellers of any representation, warranty, covenant, agreement or condition of this Agreement shall be deemed to be a breach of this Agreement for any purpose under this Agreement, and neither the Buyer nor any affiliate of the Buyer shall have any claim or recourse against the Sellers or their directors, officers, employees, affiliates, controlling persons, agents, advisors or representatives with respect to such breach, under Article VIII of this Agreement or otherwise, if Precision had actual knowledge prior to the execution of this Agreement of such breach or of the threat of such breach or the circumstances giving rise to such breach.

                  Section 5.11 Use of Name. The Buyers agree that (i) subsequent to the applicable Closing they will not use and will cause the Companies not to use the name "GlobalSantaFe Corporation" or any derivative thereof or any logos, symbols or trademarks of GSFC or any of its affiliates, including through continued use of stationary or letterhead and (ii) they will within thirty (30) days from the applicable Closing Date, remove from the Purchased Assets acquired pursuant to such Closing and assets of the Companies or paint over such name and any logos, symbols or trademarks relating thereto.

                  Section 5.12 Performance Bonds; Import Duties and Customs Documents.

                  (a) If a Seller has posted a performance, customs or other similar bond or letter of credit in connection with such Seller's operation of a Rig, its performance under a Contract or a Company's ownership of a Rig, the Buyer and such Seller shall cooperate with each other in order (i) for such Seller to obtain the release of any such bond and (ii) to the extent required, for the appropriate Buyers to obtain a substitute bond or letter of credit or to assume such Seller's existing bond. Buyers shall reimburse a Seller for all costs incurred by such Seller as a result of such Seller's leaving a performance or similar bond or letter of credit in place after the applicable Closing Date in order to permit appropriate Buyer to operate a Rig or maintain a Contract after the applicable Closing Date.

                  (b) If GSFC does not provide Precision with a customs documents sufficient to allow for re-export of the Rigs from the country in which they are currently located to another country in general (excluding any exportation to a country which may involve special requirements or limitations not generally applicable to exportation) under the laws in effect as of the date of this Agreement (the "CUSTOMS DOCUMENTS") within 12 months after the applicable Closing, Precision shall have the right, acting reasonably, to hire a third party consultant or consultants, on commercially reasonable terms to assist Sellers in obtaining a full set of Customs Documents and GSFC shall reimburse Precision for such third party assistance, which reimbursement amount shall not be subject to the threshold amount set forth in Section 8.2(b)(i).

                  (c) If, within two years following the applicable Closing, any Buyer (the "EXPORTING BUYER") is prevented from exporting any of the Rigs from any country (the "RESTRICTING COUNTRY") that such Rig (the "EXPORT RIG") was located in at the time of Closing due to the lack of or deficiency in any of the Customs Documents, GSFC shall take, or shall cause to be taken, commercially reasonable steps as may be necessary to allow for the Export Rig to be exported from such Restricting Country, such steps to include providing a bond or the making of a payment with respect to the duties, penalties, or otherwise (the "RECTIFYING ACTIONS") and such actions shall be taken as soon as reasonably possible after a written request (the "REQUEST") is made by Precision to GSFC to do so, it being understood that the foregoing shall not apply if the reason for the deficiency in the Customs Documents is as a result of a change in law after the date of Agreement.

                  (d) If GSFC does not take the Rectifying Actions within 30 days of the Request being made Precision shall have the right to take commercially reasonable Rectifying Actions to allow the Export Rig to be exported from the Restricting Country and GSFC shall reimburse Precision for the third party costs incurred by Precision in taking such Rectifying

Actions which reimbursement shall not be subject to the threshold amount set forth in Section 8.2(b)(i).

                  Section 5.13 Supplemental Disclosure. The Sellers shall have the right from time to time prior to the applicable Closing to supplement or amend the Sellers Disclosure Letter with respect to any matter hereafter arising or discovered which if existing or known at the date of this Agreement would have been required to be set forth or described in such Sellers Disclosure Letter. Any such supplemental or amended disclosure shall not be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of Article VIII, but will be deemed to have cured any such breach of representation or warranty made in this Agreement and to have been disclosed as of the date of this Agreement for purposes of determining whether or not the conditions set forth in Article VI of this Agreement have been satisfied. In the event that the Supplement to or the amendment to the Sellers Disclosure Letter contains information that would constitute a Seller Material Adverse Effect, the Buyer shall be entitled to certain remedial action pursuant to Section 6.4 of this Agreement.

                  Section 5.14 Post-Closing Collection, Payment and Administrative Procedures. Subsequent to the applicable Closing, (i) Precision agrees to deliver to GSFC, within thirty days of the Buyers' receipt of same, any and all (A) monies paid to or received by any Buyer in respect of amounts due Sellers or their affiliates, including, but not limited to, payment of receivables, refunds, rebates, release of performance or similar bonds or letters of credit, repayment of import duties and (B) inquiries, correspondence or documents received by a Buyer related to such amounts; and (ii) the Sellers agree to deliver to Precision, within thirty days of the Sellers' receipt of same, any and all (A) monies paid to or received by the Sellers in respect of amounts due a Buyer or any of the Buyers' affiliates, including, but not limited to, payment of receivables, refunds, rebates, release of performance or similar bonds or letters of credit, and (B) inquiries, correspondence or documents received by the Sellers related to such amounts. The parties agree that amounts due to GSFC under this Section 5.14 shall include amounts paid in respect of accounts receivable billed prior to the applicable Closing with respect to the month immediately preceding the applicable Closing, but shall not include payments of amounts in respect of accounts receivables billed with respect to the period subsequent to such month-end, which relate to Unbilled Receivables addressed as provided by Section 2.14 and 2.15, as applicable of this Agreement.

                  Section 5.15 No Competition.

                  (a) Except as otherwise consented to or approved in writing by Precision, the Sellers agree that for a period of five years from the Middle East Closing Date, the Sellers shall not and shall cause each of their respective controlled affiliates not to, directly or indirectly, acting alone or as a member of a partnership or as a consultant, lender (including gifts used for capitalization or collateral), representative, holder of, or investor in any equity security of any class of any corporation or other business entity engage in the Land Drilling Business (defined below) in the Restricted Region (defined below). For purposes of this Agreement, the term "LAND DRILLING BUSINESS" means providing land contract drilling services for the purposes of oil or gas exploration or development. For purposes of this Agreement, the term "RESTRICTED REGION" means the countries of Egypt, Oman, Saudi Arabia, Kuwait, Iraq, Iran, India, Qatar, UAE, Algeria, Tunisia, Morocco, Libya, Indonesia, Venezuela, Mexico, Brazil, Ecuador,

Columbia and Canada. The Sellers agree and acknowledge that each of the Buyers and their respective affiliates do not have any adequate remedy at law for the breach or threatened breach of the non-competition covenant set forth in this
Section 5.15 of this Agreement by the Sellers, and agree that any of the Buyers or any affiliate of the Buyers may, in addition to the other remedies that may be available to them hereunder, file a suit in equity to enjoin any of the Sellers, or the controlled affiliates of the Seller, from such breach or threatened breach. The Sellers agree that if either the length of time or geographical area set forth in this Section 5.15 is deemed too restrictive in any court proceeding, a court may reduce such restrictions to those that it deems reasonable under the circumstances If any provisions of this Section 5.15 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. The obligations of the Sellers under this Section 5.15 are in consideration of good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Sellers.

                  (b) If during the period commencing on the date hereof until five years from the Middle East Closing Date, the Sellers or any of their controlled affiliates acquire a business enterprise of any kind that in any way carries on the Land Drilling Business, but such Land Drilling Business is not the primary business of such enterprise, then the Sellers and their affiliates may operate such acquired business. In such case, the Sellers agree that they will not, and will cause their controlled affiliates to not in any way, acquire or move or transfer any additional assets used or intended for use involving the Land Drilling Business into the Restricted Region or otherwise expand the operations involving the Land Drilling Business in the Restricted Region during such five-year period; provided, however, that the foregoing shall not restrict their ability to refurbish or repair the assets involved in the Land Drilling Business which existed and were located in the Restricted Region at the time of that purchase.

                  (c) If a third party, or third parties acting together, acquire more than fifty percent (50%) of the issued and outstanding shares of voting capital stock or assets of GSFC after the date hereof, this Section 5.15 shall no longer apply following the effective date of such acquisition.

                  (d) Notwithstanding any of the foregoing, the Sellers and any affiliate of the Seller may manage or provide a group or package of multiple oilfield services, commonly referred to as integrated services, including the provision of Land Drilling Business services, or provide turnkey drilling services, to a third party customer in the Restricted Region, provided such Land Drilling Business services are provided (x) by a third party that is not owned or controlled by the Sellers or an affiliate of the Sellers or (y) by up to five land drilling rigs owned by the Sellers or their affiliates outside the Primary Market. For this purpose, "PRIMARY MARKET" means Egypt, Kuwait, Iran, Iraq, Mexico, Oman, Saudi Arabia and Venezuela.

                  (e) The restrictions set forth in this Section 5.15 (i) shall not prohibit the ownership by the Sellers of up to 5% of the issued and outstanding capital stock of a publicly held entity engaging in the land contract drilling business, so long as the Sellers do not participate in the control or take an active part in the management or direction thereof and do not in any way render services thereto and (ii) shall not apply to Arab Drilling and Workover Company or the Sellers' non-controlling interest therein, provided that the Sellers do not invest additional funds in such company after the date of this Agreement to fund growth in the Restricted Region.

                  Section 5.16 Environmental Matters. Within 14 days of the date of this Agreement, the Buyers shall conduct a Phase I environmental audit of the Business, a true and correct copy of which the Buyers will promptly provide the Sellers. Any Phase II environmental audit that is reasonably indicated to be required, under currently applicable ASTM standards, by the results of any such Phase I environmental audit shall be carried out at the joint expense of the Sellers (50%) and the Buyers (50%); provided, that the scope and expected cost of any Phase II audit is subject to approval by GSFC, which consent will not be unreasonably withheld. If the results of any such Phase II audit reasonably indicate Remedial Action relating to the Business is necessary based on the standards set forth below, such Remedial Action shall be conducted under the joint oversight of the Sellers and the Buyers and the cost, up to U.S.$2,000,000 in the aggregate for all such actions, shall be borne by Sellers, with all Amounts in excess thereof to be borne by the Buyers; provided, however, any Remedial Action shall be limited to actions to clean up conditions which are in violation of Environmental Law, as currently interpreted and enforced, in the respective jurisdictions in which the Companies operate. All Remedial Action shall be conducted under the joint oversight, direction and control of GSFC and Precision in the most cost-effective manner reasonably possible and, to that end, utilizing all available engineering and institutional controls permitted by applicable law or governmental authority.

                  Section 5.17 Matters Relating to Cyprus Entities. The Buyers shall indemnify the Sellers for the aggregate amount of all incremental Taxes incurred by the Sellers or their affiliates which would not have been incurred were EgyptCo incorporated in the British Virgin Islands rather than in Cyprus from the dates of the transactions contemplated by Section 1.1 to the Middle East Closing.

                  Section 5.18 Middle East Closing Covenants. On or prior to the Middle East Closing Date, GSFC shall cause the Sellers to take, and the appropriate Sellers shall take, all commercially reasonable steps which are necessary to carry out the pre-closing transactions set forth in Section 1.1 hereto.

                  Section 5.19 Venezuela Closing Covenants. As soon as commercially reasonable, GSFC shall cause and GSFDVca shall take all commercially reasonable steps which are necessary to carry out the pre-closing transactions set forth in Section 1.2 hereto.

                  Section 5.20 Bids and Related Matters. Within five (5) business days of the date of this Agreement, Sellers shall provide Buyers with copies of all letters of intent for drilling contracts entered into since January 1, 2004 along with all tender documentation pertaining thereto and all tenders for drilling contracts submitted since January 1, 2004 for contracts for which a contract or letter of intent has not been entered into. From and after that date and through the date of the applicable Closing, Sellers shall provide copies of any such items to Buyers promptly after they are entered into or submitted.

                                   ARTICLE VI

                   CONDITIONS TO CONSUMMATION OF THE PURCHASE

                  Section 6.1 Conditions to Each Party's Obligations to Consummate the Purchase. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the applicable Closing Date of the following conditions:

                  (a) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental entity which prohibits the consummation of the Purchase; and

                  (b) Any waiting period applicable to the transactions contemplated by this Agreement under applicable Antitrust Regulation shall have expired or been terminated.

                  Section 6.2 Further Conditions to the Sellers' Obligations. The obligation of each of the Sellers to consummate the transactions contemplated by this Agreement is further subject to satisfaction or waiver at or prior to the applicable Closing Date of the following conditions:

                  (a) The applicable representations and warranties of the Buyers contained in Article IV of this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the applicable Closing Date as though such representations and warranties were made at and as of such date, except for representations and warranties which are as of a different date or period which shall be true and correct in all material respects as of such other date or period; and

                  (b) The Buyers shall have performed and complied in all material respects with all applicable agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the applicable Closing.

                  Section 6.3 Further Conditions to the Buyers' Obligations. The obligation of the Buyers to consummate the transactions contemplated by this Agreement are further subject to the satisfaction or waiver at or prior to the applicable Closing Date of the following conditions:

                  (a) The applicable representations and warranties of the applicable Sellers contained in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the applicable Closing Date as though such representations and warranties were made at and as of such date, except for representations and warranties which are as of a different date or period which shall be true and correct in all material respects as of such other date or period; and

                  (b) The Sellers shall have performed and complied in all material respects with all applicable agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the applicable Closing.

                  Section 6.4 Risk of Loss. If before the applicable Closing there is a Sellers Material Adverse Effect of any kind, including part of the Business being lost, damaged or destroyed, then Precision at its sole discretion may elect within 10 days of obtaining knowledge of the situation giving rise to the Sellers Material Adverse Effect, either to:

                  (a) terminate this Agreement in accordance with the provisions of Article VII of this Agreement; or

                  (b)      require the Sellers to, at Sellers' election, either
(i) replace or repair the portion of the Business which was lost, damaged or destroyed or (ii) reduce the Purchase Price by the net cost (after any proceeds of insurance payable as a result of the occurrence) to replace or repair such portion of the Business or (iii) elect to terminate this Agreement.

                  Section 6.5 Materiality of Conditions. Notwithstanding anything contained in this Agreement, no condition involving performance of agreements by the Sellers or the accuracy of representations and warranties made by the Sellers as of the date of this Agreement or the applicable Closing Date or any other date or period shall be deemed not fulfilled, and the Buyers shall not be entitled to fail to consummate the transactions contemplated by this Agreement or terminate this Agreement on such basis, if the respects in which such agreements have not been performed or the representations and warranties are untrue, would not, individually or in the aggregate, have or reasonably be expected to have a Sellers Material Adverse Effect.

                                   ARTICLE VII

                           TERMINATION AND ABANDONMENT

                  Section 7.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the applicable Closing Date:

                  (a)      by mutual written consent of GSFC and Precision;

                  (b) by GSFC and Precision at any time after June 30, 2004 if the Middle East Closing shall not have occurred by such date; provided, however, the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party whose breach of any provision of this Agreement has been the cause of, or resulted in the failure of, the transactions contemplated by this Agreement to be consummated by June 30, 2004;

                  (c) with respect to the Venezuela Purchase only, by GSFC and Precision at any time after September 30, 2004 if the Venezuela Closing shall not have occurred by such date; provided, however, the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party whose breach of any provision of this Agreement has been the cause of, or resulted in the failure of, the transactions contemplated by this Agreement to be consummated by September 30, 2004;

                  (d) by GSFC and Precision if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting a material portion of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; or

                  (e) by GSFC and Precision pursuant to Section 6.4 of this Agreement.

                  Section 7.2 Termination Fee. The Sellers may terminate this Agreement prior to the applicable Closing Date other than pursuant to Section
7.1 of this Agreement or fail to close other than as permitted under Article VI, provided that the Sellers pay a fee of

U.S.$10,000,000 in cash by wire transfer of immediately available funds to an account designated by Precision. In the event any of the Buyers receives any such fee, the Buyers shall not assert or pursue in any manner, directly or indirectly, any claim or cause of action or other remedy against the Sellers, the Companies or any of their affiliates, officers or directors based in whole or in part upon a breach of this Agreement by them or otherwise with respect to this Agreement. No such fee shall be applicable where Sellers fail to close as permitted by Article VI or terminate the Agreement in accordance with Section
7.1 of this Agreement.

                  Section 7.3 Procedure for and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated by this Agreement by the parties under Section 7.1 or Section 7.2 of this Agreement, written notice thereof shall be given by a party so terminating to the other party and this Agreement shall forthwith terminate and shall become null and void and of no further effect, and the transactions contemplated by this Agreement shall be abandoned without further action by the Sellers or the Buyers. If this Agreement is terminated under Section 7.1 or
Section 7.2 of this Agreement:

                  (a) each party shall redeliver all documents, work papers and other materials of the other parties relating to the transactions contemplated by this Agreement, whether obtained before or after the execution of this Agreement, to the party furnishing the same, and all confidential information received by any party hereto with respect to the other party shall be treated in accordance with the Confidentiality Agreement and Section 5.2(b) of this Agreement;

                  (b) all filings, applications and other submissions made pursuant hereto shall, at the option of the Sellers, and to the extent practicable, be withdrawn from the agency or other person to which made; and

                  (c) except as set forth in Section 7.2, there shall be no liability or obligation under this Agreement on the part of the Sellers or the Buyers or any of their respective directors, officers, employees, affiliates, controlling persons, agents or representatives, except with respect to a breach of Section 4.6 of this Agreement and except that the Sellers or the Buyers, as the case may be, may have liability to the other party if the basis of termination is a willful, material breach by the Sellers or the Buyers, as the case may be, of one or more of the provisions of this Agreement, and except that the obligations provided for in Section 7.3, Section 9.8 and Section 9.11 of this Agreement shall survive any such termination.

                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

Section 8.1 Survival Periods. All representations and warranties of the parties contained in this Agreement, other than the representations and warranties with respect to Section 3.25 [Environmental], which shall survive the applicable Closing until the date 36 months after the first Closing Date, and the representations and warranties in Section 3.20 [Taxes], which shall survive until the applicable limitation periods for any actions pursuant to Law in connection with such matters expires, shall survive the applicable Closing until the date 24 months after the first Closing Date (the "SURVIVAL PERIOD") but, except as provided in Section 7.3(c) of this Agreement, shall not survive any termination of this Agreement. Notwithstanding the immediately preceding sentence, the representations and warranties in
Section 3.4 of this Agreement shall survive the applicable Closing indefinitely. The parties intend to shorten the statute of limitations and agree that no claims or causes of action may be brought against the Sellers or the Buyer based upon, directly or indirectly, any of the representations, warranties or agreements contained in Articles III and IV of this Agreement after the Survival Period or, except as provided in Section 7.3(c) of this Agreement, any termination of this Agreement. This Section 8.1 shall not limit any covenant or agreement of the parties which contemplates performance after the applicable Closing, including, without limitation, the covenants and agreements set forth in Section 5.6 and Section 5.9 of this Agreement.

                  Section 8.2 GSFC's Agreement to Indemnify.

                  (a) Subject to the terms and conditions set forth in this Agreement, from and after the applicable Closing, GSFC shall indemnify and hold harmless the Buyers and their directors, officers, employees, affiliates, controlling persons, agents and representatives and their successors and assigns (collectively, the "BUYERS INDEMNITEES") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "THE BUYERS DAMAGES") asserted against or incurred by any the Buyers Indemnitee as a result of or arising out of a breach of any representation or warranty contained in Article III of this Agreement when made or at and as of the applicable Closing Date (or at and as of such different date or period specified for such representation or warranty) as though such representation and warranty were made at and as of the applicable Closing Date (or such different date or period); provided, however that no indemnification shall be available for Buyers Damages associated with any Remedial Action.

                  (b) GSFC's obligation to indemnify the Buyers Indemnitees under Section 8.2(a) of this Agreement is subject to the following limitations:

                           (i) No indemnification shall be made by GSFC unless the aggregate amount of the Buyers Damages exceeds U.S.$2,000,000 and, in such event, indemnification shall be made by GSFC only to the extent the Buyer Damages exceed U.S.$2,000,000;

                           (ii)     In no event shall GSFC's aggregate
         obligation to indemnify the Buyers Indemnitees exceed U.S.$100,000,000;

                           (iii) The amount of any the Buyers Damages shall be reduced by (A) any amount received by the Buyers Indemnitee with respect to such the Buyers Damages under any insurance coverage or for any other party alleged to be responsible for such the Buyers Damages and (B) the amount of any Tax benefit available to the Buyers Indemnitee relating to such the Buyers Damages. The Buyers Indemnitees shall use commercially reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If the Buyers Indemnitee receives an amount under insurance coverage or from such other party with respect to the Buyers Damages at any time subsequent to any indemnification provided by GSFC under this Section 8.2, then such the Buyers Indemnitee shall promptly reimburse GSFC, as the case may be, for any payment made or expense incurred by GSFC in connection with providing such indemnification up to such amount received by the Buyers Indemnitee; and

                           (iv) GSFC shall be obligated to indemnify the Buyers Indemnitees only for those claims giving rise to the Buyers Damages as to which the Buyers Indemnitees have given GSFC written notice of prior to the end of the Survival Period. Any written notice delivered by a the Buyers Indemnitee to GSFC with respect to the Buyers Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for the Buyers Damages and, to the extent reasonably practicable, a reasonable estimate of the amount of such claim.

                  Section 8.3 Precision's Agreement to Indemnify.

                  (a) Subject to the terms and conditions set forth in this Agreement, from and after the applicable Closing, Precision shall indemnify and hold harmless GSFC and its and their affiliates and their directors, officers, employees, affiliates, including the other Sellers, controlling persons, agents and representatives and their successors and assigns (collectively, the "GSFC INDEMNITEES") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "GSFC DAMAGES") asserted against or incurred by any GSFC Indemnitee as a result of or arising out of a breach of any representation or warranty contained in Article IV of this Agreement when made or at and as of the applicable Closing Date (or at and as of such different date or period specified for such representation or warranty) as though such representation and warranty were made at and as of the applicable Closing Date (or such different date or period).

                  (b) Precision's obligation to indemnify the GSFC Indemnitees under Section 8.3(a) of this Agreement is subject to the following limitations:

                           (i)      No indemnification shall be made by
         Precision unless the aggregate amount of GSFC Damages exceeds U.S.$2,000,000 and, in such event, indemnification shall be made by the Buyers only to the extent that the aggregate amount of GSFC Damages exceeds U.S.$2,000,000;

                           (ii) In no event shall Precision's aggregate obligation to indemnify the GSFC Indemnitees exceed U.S.$100,000,000;

                           (iii) The amount of any GSFC Damages shall be reduced by (A) any amount received by a GSFC Indemnitee with respect to such GSFC Damages under any insurance coverage or from any other party alleged to be responsible for such GSFC Damages and (B) the amount of any Tax benefit available to the GSFC Indemnitee relating to such GSFC Damages. The GSFC Indemnitees shall use commercially reasonable efforts to collect any amounts available under such insurance coverage and from such other party alleged to have responsibility. If a GSFC Indemnitee receives any amount under insurance coverage or from such other party with respect to GSFC Damages at any time subsequent to any indemnification provided by Precision under this

         Section 8.3, then such GSFC Indemnitee shall promptly reimburse Precision, as the case may be, for any payment made or expense incurred by Precision in connection with providing such indemnification up to such amount received by the GSFC Indemnitee; and

                           (iv) Precision shall be obligated to indemnify the GSFC Indemnitees only for those claims giving rise to GSFC Damages as to which the GSFC Indemnitees have given Precision written notice of prior to the end of the Survival Period. Any written notice delivered by a GSFC Indemnitee to Precision with respect to GSFC Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for GSFC Damages and, to the extent reasonably practicable, a reasonable estimate of the amount of such claim.

                  Section 8.4 Third-Party Indemnification. The obligations of GSFC to indemnify the Buyers Indemnitees under Section 8.2 of this Agreement with respect to the Buyers Damages and the obligations of Precision to indemnify the GSFC Indemnitees under Section 8.3 of this Agreement with respect to GSFC Damages, in either case resulting from the assertion of liability by third parties (each, as the case may be, a "CLAIM"), will be subject to the following terms and conditions:

                  (a) Any party against whom any Claim is asserted will give the indemnifying party written notice of any such Claim promptly after learning of such Claim, and the indemnifying party may, at its option, undertake the defense of such Claim by representatives of its own choosing. Failure to give prompt notice of a Claim under this Agreement shall not affect the indemnifying party obligations under this Article VIII, except to the extent the indemnifying party is materially prejudiced by such failure to give prompt notice. If the indemnifying party, within 30 days after notice of any such Claim, or such shorter period as is reasonably required, fails to assume the defense of such Claim, the Buyers Indemnitee or the GSFC Indemnitee, as the case may be, against whom such Claim has been made will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk, and at the expense, of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination of such Claim.

                  (b) Anything in this Section 8.4 to the contrary notwithstanding, the indemnifying party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment (i) which does not include as an unconditional term of the delivery by the claimant or plaintiff to the GSFC Indemnitee or the Buyers Indemnitee, as the case may be, of a written release from all liability in respect of such action, suit or proceeding or (ii) for other than monetary damages to be borne by the indemnifying party, without the prior written consent of the GSFC Indemnitee or the Buyers Indemnitee, as the case may be, which consent shall not be unreasonably withheld.

                  (c) The Indemnifying Party and the Indemnified Party shall cooperate fully in all aspects of any investigation, defense, pretrial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought under this Article VIII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

                  Section 8.5 No Setoff. Neither Precision nor GSFC shall have any right to setoff any the Buyers Damages or GSFC Damages, respectively, against any payments to be made by either of them under this Agreement.

                  Section 8.6 Insurance. The Indemnifying Party shall be subrogated to the rights of the Indemnified Party in respect of any insurance relating to Damages to the extent of any indemnification payments made under this Agreement.

                  Section 8.7 No Duplication. Any liability for indemnification under this Agreement shall be determined without duplication of recovery by reason of the state of facts (i) giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement or (ii) taken into account in determining any adjustment to the Middle East Consideration under Section 2.14(c) or the Venezuela Consideration under Section 2.15(c).

                  Section 8.8 Sole Remedy.

                  (a) The parties agree that the sole and exclusive remedy of any party to this Agreement or their respective affiliates with respect to this Agreement or any other claims relating to the Business, the events giving rise to this Agreement and the transactions provided for in this Agreement or contemplated by this Agreement or by any other such claims relating to the Business, events giving rise to this Agreement and the transactions provided for in this Agreement shall be limited to the indemnification provisions set forth in Section 5.6 and this Article VIII and, in furtherance of the foregoing, each of the parties, on behalf of itself and its affiliates, waives and releases the other parties to this Agreement (and such other parties' affiliates) from, to the fullest extent permitted under any applicable law, any and all rights, claims and causes of action it or its affiliates may have against the other party to this Agreement except as provided by this Agreement.

                  (b) The parties intend that, even though indemnification and other obligations appear in various sections and articles of this Agreement, the indemnification procedures and limitations contained in this Article VIII shall apply to all indemnity and other obligations of the parties under this Agreement, except as provided in Section 5.6, 5.7, 5.16 and 5.17 and except to the extent expressly excluded in this Article VIII.

                  Section 8.9 Qualifications for Materiality. Notwithstanding any provision in this Agreement to the contrary, the indemnification obligations of GSFC, on behalf of itself and the other Sellers, and Precision, on behalf of itself and the other Buyers, under this Article VIII in connection with a breach of any representation, warranty, covenant or other agreement contained in this Agreement (other than Section 3.19), and the amount of losses to be indemnified, shall be determined without regard to any qualifications, provisions or exceptions for "material," "materiality," "in all material respects" (or correlative meanings) or "Sellers Material Adverse Effect" or "Buyers Material Adverse Effect" set forth in such representation, warranty, covenant or other agreement, and each of such representations, warranties, covenants or other agreements shall be deemed to have been made or given for the purposes of this
Article VIII as though there were no such qualification, provision or exception. The parties acknowledge that the failure to disclose a matter in the Sellers Disclosure Letter due to the materiality thresholds set forth in any such representation, warranty, covenant or other agreement shall not, per se, give rise to Buyers Damages.

                  Section 8.10 No Special Damages. IN NO EVENT SHALL ANY PARTY BE LIABLE UNDER THIS ARTICLE VIII OR OTHERWISE IN RESPECT OF THIS AGREEMENT FOR EXEMPLARY, SPECIAL, PUNITIVE, INDIRECT, REMOTE, SPECULATIVE OR CONSEQUENTIAL DAMAGES EXCEPT TO THE EXTENT ANY SUCH PARTY SUFFERS SUCH DAMAGES TO AN UNAFFILIATED THIRD PARTY IN CONNECTION WITH A THIRD PARTY CLAIM, IN WHICH EVENT SUCH DAMAGES SHALL BE RECOVERABLE.

                  Section 8.11 Express Negligence. THE FOREGOING INDEMNITIES ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

                  Section 9.1 Amendment and Modification. This Agreement may be amended, modified or supplemented at any time by the parties to this Agreement, under an instrument in writing signed by all parties.

                  Section 9.2 Entire Agreement; Assignment. This Agreement (including the Sellers Disclosure Letter) and the Confidentiality Agreement (a) constitute the entire agreement between the parties concerning the subject matter of this Agreement and supersede other prior agreements and understandings, both written and oral, between the parties concerning the subject matter of this Agreement and (b) shall not be assigned, by operation of law or otherwise, by a party, without the prior written consent of the other parties.

                  Section 9.3 Severability. The invalidity or unenforceability of any term or provision of this Agreement in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction and the remaining terms and provisions shall remain in full force and effect, unless doing so would result in an interpretation of this Agreement which is manifestly unjust.

                  Section 9.4 Designation by Buyers of Affiliated Purchasers. Without the consent of the Sellers, the Buyers may designate one or more of their wholly owned subsidiaries to buy, accept or assume, as the case may be, any one or more of the Purchased Assets and the Sellers shall transfer the applicable Purchased Assets to such subsidiary; provided, however, that, notwithstanding any such purchase, acceptance or assumption, the Buyers remain liable to cause their performance under this Agreement and the designation to or transfer to a subsidiary shall not relieve the Buyers of any obligations under this Agreement.

                  Section 9.5 Payments to and from GSFC or Sellers. Where this Agreement provides for the payment of amounts to or from GSFC or the Sellers, to the extent applicable, such amounts shall be deemed paid to or from GSFC for and on behalf of the other Sellers or to or from one or more other Sellers for and on behalf of the other Sellers. GSFC may take any actions deemed appropriate to reflect the allocation of these payments or receipts on behalf of other Sellers; provided, however, that, notwithstanding the foregoing, no such actions shall relieve any Seller of its obligations under the Agreement.

                  Section 9.6 Notices. Unless otherwise provided in this Agreement, all notices and other communications under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery;
(b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Such notices and communications shall be sent to the appropriate party at its address or facsimile number given below or at such other address or facsimile number for such party as shall be specified by notice given under this Agreement (and shall be deemed given upon receipt by such party or upon actual delivery to the appropriate address, or, in case of a facsimile transmission, upon transmission by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error; in the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above; provided, however, that such mailing shall in no way alter the time at which the facsimile notice is deemed received):

                  (a)      if to the Sellers, to

                           GlobalSantaFe Corporation
                           c/o Legal Department
                           15375 Memorial Drive
                           Houston, Texas 77079
                           Telecopy: 281-925-6652
                           Attention: Walter A. Baker

                           with a copy to

                           Baker Botts L.L.P.
                           One Shell Plaza
                           910 Louisiana Street
                           Houston, Texas 77002-4995
                           Telecopy: (713) 229-7701
                           Attention: J. David Kirkland, Jr.

                  (b)      if to the Buyers, to

                           Precision Drilling Corporation
                           4200, 150-6th Avenue S.W.
                           Calgary, Alberta T2P 3P7
                           Telecopy: (403) 716-4869
                           Attention: Michael McNulty

                           with a copy to

                           Borden Ladner Gervais LLP
                           1000 Canterra Tower
                           400 Third Avenue S.W.
                           Calgary, Alberta T2P 4H2
                           Telecopy: (403) 266-1395
                           Attention: Brian E. Roberts

                  Section 9.7 Governing Law. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule thereof.

                  Section 9.8 Dispute Resolution.

                  (a)      Negotiation; Mediation.

                           (i) In the event of any dispute or disagreement between any of the Sellers and any of the Buyers as to the interpretation of any provision of this Agreement (or the performance of obligations under this Agreement), the matter, on written request of either party, shall be referred to representatives of Precision and GSFC for decision, each of whom being represented by a senior executive officer who has no direct operational responsibility for the matters contemplated by this Agreement (the "REPRESENTATIVES"). The Representatives shall promptly meet in a good faith effort to resolve the dispute. If the Representatives do not agree upon a decision within 30 calendar days after reference of the matter to them, each of the Buyers and the Sellers shall be free to exercise the remedies available to it under Section 9.8(b).

                           (ii) The Representatives may, if they desire, agree to undertake mediation and may, if they choose, do so in accordance with the commercial mediation rules of the American Arbitration Association ("AAA"), either as written or as modified by mutual agreement. A written agreement to undertake mediation may be made at any time. If arbitration proceedings have been instituted, they shall be stayed until the mediation process is terminated.

                  (b)      Arbitration.

                           (i) Any controversy, dispute or claim arising out of or relating in any way to this Agreement or the other agreements contemplated by this Agreement or the transactions arising hereunder or thereunder that cannot be resolved by negotiation or mediation pursuant to Section 9.8(a) shall be settled exclusively by final and binding arbitration in Denver, Colorado. Such arbitration will apply the laws of the State of New York and the commercial arbitration rules of AAA to resolve the dispute.

                           (ii) Written notice of arbitration must be given within one year after the accrual of the claim on which the notice is based. If the claiming party fails to give notice of arbitration within that time, the claim shall be deemed to be waived and shall be barred from either arbitration or litigation.

                           (iii) Such arbitration shall be conducted by one independent and impartial arbitrator to be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement regarding appointment of an arbitrator within thirty days following receipt by one party of the other party's notice of arbitration, the arbitrator shall be selected from a list or lists of proposed arbitrators submitted by AAA. Unless the parties agree otherwise, the arbitrator shall be a licensed attorney with at least ten years of experience in the practice of law. The selection process shall be that which is set forth in the AAA commercial arbitration rules then prevailing, except that (A) the number of preemptory strikes shall not be limited and (B), if the parties fail to select an arbitrator from one or more lists, AAA shall not have the power to make an appointment but shall continue to submit additional lists until an arbitrator has been selected. Initially, however, promptly following its receipt of a request to submit a list of proposed arbitrators, AAA shall convene the parties in person or by telephone and attempt to facilitate their selection of an arbitrator by agreement. If the arbitrator should die, withdraw or otherwise become incapable of serving, a replacement shall be selected and appointed in a like manner.

                           (iv) The arbitrator shall render an opinion setting forth findings of fact and conclusions of law with the reasons therefor stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either party. The fees and expenses of the arbitrator shall be shared equally by the parties and advanced by them from time to time as required; provided that at the conclusion of the arbitration, the arbitrator may award costs and expenses (including the costs of the arbitration previously advanced and the fees and expenses of attorneys, accountants and other experts). No pre-arbitration discovery shall be permitted, except that the arbitrator shall have the power in his or her sole discretion, on application by either party, to order pre-arbitration examination of the witnesses and documents that the other party intends to introduce in its case-in-chief at the arbitration hearing. The arbitrator shall render his or her award within 90 days of the conclusion of the arbitration hearing. The arbitrator shall not be empowered to award to either party any punitive damages in connection with any dispute between them arising out of or relating in any way to this Agreement or the other agreements contemplated hereby or the transactions arising hereunder or thereunder, and each party hereby irrevocably waives any right to recover such damages. The arbitration hearings and award shall be maintained in confidence.

                           (v) Notwithstanding anything to the contrary provided in this Section 9.8(b) and without prejudice to the above procedures, either party may apply to any court of competent jurisdiction for temporary injunctive or other provisional judicial relief or to specifically enforce the terms of this Agreement if such action is necessary to avoid irreparable damage or to preserve the status quo until such time as the arbitrator is selected and available to hear such party's request for temporary relief. The award rendered by the arbitrator shall be final and not subject to judicial review and judgment thereon may be entered in any court of competent jurisdiction.

                  (c) Inapplicable to Closing Date Adjustments. Notwithstanding anything to the contrary contained in this Agreement, this
Section 9.8 shall not apply to the provisions of Section 2.14(b) and (c) and Sections 2.15(b) and 2.15(c) of this Agreement.

                  Section 9.9 Descriptive Headings. The descriptive headings used in this Agreement are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

                  Section 9.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but any of which together shall constitute one and the same instrument.

                  Section 9.11 Fees and Expenses. Whether or not this Agreement and the transactions contemplated by this Agreement are consummated, and except as otherwise expressly set forth in this Agreement, all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses. The Buyers hereby waive compliance by the Sellers with any applicable bulk transfer laws (including any so-called "tax bulk sales provisions"), and will indemnify the Sellers for any failure to comply with such laws. Each of the Sellers, on the one hand, and the Buyers, on the other hand, shall indemnify and hold harmless the other party from and against any and all claims or liabilities for financial advisory and finders' fees incurred by reason of any action taken by such party or otherwise arising out of the transactions contemplated by this Agreement by any person claiming to have been engaged by such party.

                  Section 9.12 Interpretation. The phrase "to the knowledge of the Sellers" or any similar phrase shall mean such facts and other information which as of the date of this Agreement are actually known to any executive officer of GSFC. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  Section 9.13 Third-Party Beneficiaries. This Agreement is solely for the benefit of the Sellers and their respective successors and permitted assigns, with respect to the obligations of the Buyers under this Agreement, and for the benefit of the Buyers, and their successors and permitted assigns, with respect to the obligations of the Sellers, under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim of liability or reimbursement, cause of action or other right.

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                  Section 9.14 No Waivers. Except as otherwise expressly
provided in this Agreement, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy. No waiver by a party of any default, misrepresentation, or breach of warranty or covenant under this Agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant under this Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver shall be valid unless in writing and signed by the party against whom such waiver is sought to be enforced.

                  Section 9.15 Specific Performance. The parties to this Agreement agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms of this Agreement and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or in equity.

                  Section 9.16 Fortress Energy. GSFC shall be obligated to cause FES to take the actions required of FES, either individually or as a Seller, under this Agreement. Each representation and warranty of FES in this Agreement, either made individually or as a Seller, shall be deemed to be made by GSFC with respect to FES and GSFC shall be liable with respect to any breach thereof. Each agreement and covenant of FES in this Agreement, individually or as a Seller, shall be deemed an agreement or covenant of GSFC to cause FES to take the applicable action and GSFC shall be liable with respect to any breach thereof.

                  Section 9.17 Ultimate Parent Undertakings. GSFC agrees to cause each Seller Party to perform the actions required of it under this Agreement and guarantees the performance thereof. Precision agrees to cause each Buyer Party to perform the actions required of it under this Agreement and guarantees the performance thereof.

                  Section 9.18 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

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                  IN WITNESS WHEREOF, each of the undersigned has caused this
Agreement to be duly signed as of the date first above written.

                                        SELLERS:

                                        GLOBALSANTAFE CORPORATION

                                        By: /s/ Anil Shah
                                            ------------------------------------
                                            Name: Anil Shah
                                            Title: Vice President and Treasurer

                                        GLOBALSANTAFE DRILLING VENEZUELA, C.A.

                                        By: /s/ Myrtle L. Penelton
                                            ------------------------------------
                                            Name: Myrtle L. Penelton
                                            Title: Director

                                        GLOBALSANTAFE DRILLING OPERATIONS INC.

                                        By: /s/ Myrtle L. Penelton
                                            ------------------------------------
                                            Name: Myrtle L. Penelton
                                            Title: Director

                                        SAUDI DRILLING COMPANY LIMITED

                                        By: /s/ James L. McCulloch
                                            ------------------------------------
                                            Name: James L. McCulloch
                                            Title: Director

                               PRECISION DRILLING CORPORATION

                               By: /s/ Michael J. McNulty
                                   -----------------------------------------
                                   Name: Michael J. McNulty
                                   Title: Senior Vice President
                                          Operations Finance

                               P.D. TECHNICAL SERVICES INC.

                               By: /s/ Michael J. McNulty
                                   -----------------------------------------
                                   Name: Michael J. McNulty
                                   Title: Director

                               PRECISION DRILLING DE VENEZUELA C.A.

                               By: /s/ Michael J. McNulty
                                   -----------------------------------------
                                   Name:  Michael J. McNulty
                                   Title: Executive Director

                               PRECISION DRILLING SERVICES SAUDI ARABIA LTD.

                               By: /s/ Michael J. McNulty
                                   -----------------------------------------
                                   Name:  Michael J. McNulty
                                   Title: Managing Director

                               MUSCAT OVERSEAS OIL & GAS DRILLING CO.
                               LLC

                               By: /s/ Michael J. McNulty
                                   -----------------------------------------
                                   Name:  Michael J. McNulty
                                   Title: Manager, Authorized Signatory

                                        PRECISION DRILLING (CYPRUS) LIMITED

                                        By: /s/ Michael J. McNulty
                                            ------------------------------------
                                            Name:  Michael J. McNulty
                                            Title: Director